SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15 (d) OF THE

                     SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): June 15, 1998


        First Savings Bank of Washington Bancorp, Inc.
    (Exact name of registrant as specified in its charter)



   Delaware                     0-26584                    91-1632900
_________________              _________                 ________________
  State or other              Commission                (I.R.S. Employer
  jurisdiction of             File Number               Identification No.)
  incorporation



10 S. First Avenue, Walla Walla, Washington            99362
___________________________________________          __________
(Address of principal executive offices)             (Zip Code)


       Registrant's telephone number (including area code) (509) 527-3636


                         Not Applicable
                         ______________
    (Former name or former address, if changed since last report)

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
Item 5.  Other Events
_____________________

     On June 15, 1998, First Savings Bank of Washington Bancorp, Inc. (the "Company") and its wholly-owned subsidiary, First Savings Bank of Washington ("First Savings") entered into an Agreement and Plan of Mergers ("Agreement") with Whatcom State Bancorp, Inc. ("Whatcom") and its wholly-owned subsidiary, Whatcom State Bank, pursuant to which the Company will acquire all of the outstanding stock of Whatcom. The Agreement provides that shareholders of Whatcom will receive .6974 shares of the Company's common stock in exchange for each share of Whatcom common stock. The Company will also assume all outstanding Whatcom stock options. The Company anticipates issuing a maximum of 497,590 shares of common stock in the transaction. The transaction will be accounted for using the purchase method of accounting.

     Pursuant to the Agreement, Whatcom has agreed to pay the Company a termination fee of $625,000 in the event the Agreement is terminated under certain conditions, including the acquisition by a third party of securities representing 25% or more of the voting shares of Whatcom or the agreement between Whatcom and a third party to engage in a merger or consolidation.

     Consummation of the acquisition is subject to several conditions, including receipt of applicable regulatory approval, completion of due diligence by the Company and approval by Whatcom's shareholders. For information regarding the terms of the proposed transaction, reference is made to the Agreement and the press release dated June 15, 1998, which are attached hereto as Exhibits 2 and 99, respectively, and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
___________________________________________________________________________


     Exhibit
     _______

     2 Agreement and Plan of Mergers dated as of June 15, 1998 by and among First Savings Bank of Washington Bancorp, Inc., First Savings Bank of Washington, Whatcom State Bancorp, Inc. and Whatcom State Bank.

    99     Press Release dated June 15, 1998.

                         SIGNATURES
                         __________

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   FIRST SAVINGS BANK OF WASHINGTON
                                   BANCORP INC.



DATE: June 25, 1997                By: /s/ Gary Sirmon
                                      ______________________________
                                       Gary Sirmon
                                       President

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
                              Exhibit 2

                     AGREEMENT AND PLAN OF MERGERS


                      dated as of June 15, 1998


                             by and among



            FIRST SAVINGS BANK OF WASHINGTON BANCORP, INC.

                                 and

                   FIRST SAVINGS BANK OF WASHINGTON



                                 and



                     WHATCOM STATE BANCORP, INC.

                                 and

                         WHATCOM STATE BANK

                           TABLE OF CONTENTS                          Page


AGREEMENT AND PLAN OF MERGERS. . . . . . . . . . . .. . . . . . . . . . . 1

RECITALS . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . 1

AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . 1

                              ARTICLE 1
                             DEFINITIONS

     1.1  Definitions. . . . . . . . . . . . . . . . . . .  . . . . . . . 1

                              ARTICLE 2
                  THE MERGERS AND RELATED MATTERS

     2.1  Corporate Merger
          (a)  Surviving Corporation. . . . . . . . . . . . . . . . . . . 6
          (b)  Certificate of Incorporation and Bylaws. . . . . . . . . . 6
          (c)  Effects of the Corporate Merger. . . . . . . . . . . . . . 6
          (d)  Transfer of Assets . . . . . . . . . . . . . . . . . . . . 6
          (e)  Assumption of Liabilities. . . . . . . . . . . . . . . . . 6
     2.2  The Bank Merger
          (a)  The Continuing Bank. . . . . . . . . . . . . . . . . . . . 6
          (b)  Rights, Etc. . . . . . . . . . . . . . . . . . . . . . . . 6
          (c)  Liabilities. . . . . . . . . . . . . . . . . . . . . . . . 6
          (d)  Charter; Bylaws; Directors; Officers . . . . . . . . . . . 7
     2.3  Effective Time. . . . . . . . . . . . . . . . . . . . . . . . . 7
     2.4  Conversion of Whatcom Common Stock. . . . . . . . . . . . . . . 7
     2.5  Acquiror Common Stock . . . . . . . . . . . . . . . . . . . . . 7
     2.6  Dissenting Shares . . . . . . . . . . . . . . . . . . . . . . . 7
     2.7  Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . 7
     2.8  Anti-Dilution Provisions. . . . . . . . . . . . . . . . . . . . 8
     2.9  Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     2.10 Major Shareholder . . . . . . . . . . . . . . . . . . . . . . . 8
     2.11 Exchange of Whatcom Common Stock. . . . . . . . . . . . . . . . 8
     2.12 Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     2.13 Reservation of Right to Revise Transaction. . . . . . . . . . . 9

                                ARTICLE 3
             REPRESENTATIONS AND WARRANTIES OF ACQUIROR

     3.1  Organization and Corporate Authority of Acquiror . . . . . . . 10
     3.2  Organization and Qualification of First Savings. . . . . . . . 10
     3.3  Authorization, Execution and Delivery; Merger Agreement Not in
          Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     3.4  No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . 11
     3.5  Government Approvals . . . . . . . . . . . . . . . . . . . . . 11
     3.6  Acquiror Financial Statements. . . . . . . . . . . . . . . . . 11
     3.7  Absence of Certain Changes . . . . . . . . . . . . . . . . . . 11

                                   (i)

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
     3.8  Capitalization of Acquiror . . . . . . . . . . . . . . . . . . 11
     3.9  Capitalization of First Savings. . . . . . . . . . . . . . . . 12
     3.10 Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . 12

                                 ARTICLE 4
          REPRESENTATIONS AND WARRANTIES OF WHATCOM AND THE BANK

     4.1  Organization and Qualification of Whatcom and Subsidiaries . . 12
     4.2  Organization and Qualification of the Bank . . . . . . . . . . 12
     4.3  Authorization, Execution and Delivery; Merger Agreement Not in
          Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     4.4  No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . 13
     4.5  Government and Other Approvals . . . . . . . . . . . . . . . . 13
     4.6  Compliance With Law. . . . . . . . . . . . . . . . . . . . . . 14
     4.7  Charter Documents. . . . . . . . . . . . . . . . . . . . . . . 14
     4.8  Financial Statements . . . . . . . . . . . . . . . . . . . . . 14
     4.9  Absence of Certain Changes . . . . . . . . . . . . . . . . . . 15
     4.10 Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     4.11 Properties . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     4.12 Whatcom Subsidiaries . . . . . . . . . . . . . . . . . . . . . 16
     4.13 Condition of Fixed Assets and Equipment. . . . . . . . . . . . 16
     4.14 Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . 16
     4.15 Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     4.16 Hazardous Materials. . . . . . . . . . . . . . . . . . . . . . 17
     4.17 Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     4.18 Labor and Employment Matters . . . . . . . . . . . . . . . . . 19
     4.19 Records and Documents. . . . . . . . . . . . . . . . . . . . . 20
     4.20 Capitalization of Whatcom. . . . . . . . . . . . . . . . . . . 20
     4.21 Capitalization of the Bank . . . . . . . . . . . . . . . . . . 20
     4.22 Sole Agreement . . . . . . . . . . . . . . . . . . . . . . . . 21
     4.23 Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     4.24 Absence of Undisclosed Liabilities . . . . . . . . . . . . . . 21
     4.25 Allowance for Loan Losses. . . . . . . . . . . . . . . . . . . 21
     4.26 Compliance with Laws . . . . . . . . . . . . . . . . . . . . . 22
     4.27 Absence of Regulatory Actions. . . . . . . . . . . . . . . . . 22
     4.28 Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . 22
     4.29 Material Contracts . . . . . . . . . . . . . . . . . . . . . . 26
     4.30 Material Contract Defaults . . . . . . . . . . . . . . . . . . 28
     4.31 Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     4.32 Statements True and Correct. . . . . . . . . . . . . . . . . . 28
     4.33 Brokers and Finders. . . . . . . . . . . . . . . . . . . . . . 28
     4.34 Derivatives Contracts; Structured Notes, Etc.. . . . . . . . . 28
     4.35 Year 2000 Issues.. . . . . . . . . . . . . . . . . . . . . . . 29
     4.36 Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

                              ARTICLE 5
                       COVENANTS OF ACQUIROR

     5.1  Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . 29
     5.2  Preparation of Registration Statement. . . . . . . . . . . . . 29
     5.3  Registration Statement Effectiveness . . . . . . . . . . . . . 29
     5.4  Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . 30

                                  (ii)

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
     5.5  Reasonable Efforts to Close. . . . . . . . . . . . . . . . . . 31
     5.6  Indemnification and Insurance. . . . . . . . . . . . . . . . . 31
     5.7  Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

                              ARTICLE 6
                  COVENANTS OF WHATCOM AND THE BANK

     6.1  Shareholders Meeting . . . . . . . . . . . . . . . . . . . . . 31
     6.2  Conduct of Business -- Affirmative Covenants . . . . . . . . . 32
     6.3  Conduct of Business -- Negative Covenants. . . . . . . . . . . 33
     6.4  Conduct of Business -- Certain Actions . . . . . . . . . . . . 36
     6.5  Accruals and Reserves. . . . . . . . . . . . . . . . . . . . . 36
     6.6  Access; Information. . . . . . . . . . . . . . . . . . . . . . 36
     6.7  Affiliate Agreements . . . . . . . . . . . . . . . . . . . . . 36

                              ARTICLE 7
                       CONDITIONS TO CLOSING

     7.1  Conditions to the Obligations of Whatcom and the Bank. . . . . 37
          (a)  Performance . . . . . . . . . . . . . . . . . . . . . . . 37
          (b)  Representations and Warranties. . . . . . . . . . . . . . 37
          (c)  Documents . . . . . . . . . . . . . . . . . . . . . . . . 37
          (d)  Opinion of Acquiror's and First Savings's Counsel . . . . 37

     7.2  Conditions to the Obligations of Acquiror and First Savings. . 38
          (a)  Performance . . . . . . . . . . . . . . . . . . . . . . . 38
          (b)  Representations and Warranties. . . . . . . . . . . . . . 38
          (c)  Documents . . . . . . . . . . . . . . . . . . . . . . . . 39
          (d)  Destruction of Property . . . . . . . . . . . . . . . . . 39
          (e)  Inspections Permitted . . . . . . . . . . . . . . . . . . 39
          (f)  No Material Adverse Change. . . . . . . . . . . . . . . . 39
          (g)  Opinion of Whatcom's and the Bank's Counsel . . . . . . . 40
          (h)  Other Business Combinations, Etc. . . . . . . . . . . . . 41
          (i)  Maintenance of Certain Covenants, Etc.. . . . . . . . . . 41
          (j)  Dissenting Shares . . . . . . . . . . . . . . . . . . . . 41
          (k)  Accruals and Reserves . . . . . . . . . . . . . . . . . . 41
          (l)  Employment Agreements . . . . . . . . . . . . . . . . . . 41
          (m)  Receipt of Affiliate Agreements . . . . . . . . . . . . . 41
          (n)  Major Shareholders and Directors. . . . . . . . . . . . . 41

     7.3  Conditions to Obligations of All Parties . . . . . . . . . . . 41
          (a)  No Pending or Threatened Claims . . . . . . . . . . . . . 42
          (b)  Government Approvals and Acquiescence Obtained. . . . . . 42
          (c)  Effective Registration Statement. . . . . . . . . . . . . 42
          (d)  Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . 42
          (e)  Shareholder Vote. . . . . . . . . . . . . . . . . . . . . 42

                                 (iii)

                              ARTICLE 8
                             TERMINATION

     8.1  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . 42
     8.2  Effect of Termination. . . . . . . . . . . . . . . . . . . . . 43
     8.3  Termination Fee. . . . . . . . . . . . . . . . . . . . . . . . 44
     8.4  Acquiror Fee . . . . . . . . . . . . . . . . . . . . . . . . . 44

                              ARTICLE 9
                         GENERAL PROVISIONS

     9.1  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     9.2  Assignability and Parties in Interest. . . . . . . . . . . . . 45
     9.3  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 45
     9.4  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 45
     9.5  Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . 45
     9.6  Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     9.7  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . 45
     9.8  Severability . . . . . . . . . . . . . . . . . . . . . . . . . 45
     9.9  Modifications, Amendments and Waivers. . . . . . . . . . . . . 46
     9.10 Interpretation . . . . . . . . . . . . . . . . . . . . . . . . 46
     9.11 Payment of Expenses. . . . . . . . . . . . . . . . . . . . . . 46
     9.12 Equitable Remedies . . . . . . . . . . . . . . . . . . . . . . 46
     9.13 Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . 46
     9.14 No Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     9.15 Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . . 48
     9.16 Non-Survival of Representations and Warranties . . . . . . . . 48

     Exhibit A  Plan of Merger
     Exhibit B  Plan of Merger
     Exhibit C  Voting Agreement
     Exhibit D  Affiliate Agreement
     Exhibit E   Employment Agreements

                                  (iv)

                    AGREEMENT AND PLAN OF MERGERS

      THIS AGREEMENT AND PLAN OF MERGERS (the "Merger Agreement") is made and entered into this 15th day of June 1998, by and between FIRST SAVINGS BANK OF WASHINGTON BANCORP, INC. ("Acquiror"), a corporation chartered and existing under the laws of the State of Delaware, WHATCOM STATE BANCORP, INC., a corporation chartered and existing under the laws of the State of Washington ("Whatcom"), FIRST SAVINGS BANK OF WASHINGTON, a state chartered savings bank existing under the laws of the State of Washington ("First Savings") and WHATCOM STATE BANK (the "Bank"), a commercial bank chartered and existing under the laws of the State of Washington.

                               RECITALS

     A. Acquiror, Whatcom, First Savings and the Bank, on the terms and conditions hereinafter set forth, desire to effect an acquisition transaction pursuant to which Acquiror will acquire all of the shares of Whatcom Common Stock (as hereinafter defined) outstanding at the Effective Time (as hereinafter defined) at a purchase price per share equal to the amount set forth in Section 2.4(a) hereof.

     B. To effect the acquisition, Whatcom shall be merged with and into Acquiror (the "Corporate Merger") pursuant to the Plan of Merger substantially in the form attached hereto as Exhibit A. Acquiror will be the surviving corporate entity in the Corporate Merger (the "Surviving Corporation"). The Bank shall be merged with and into First Savings (the "Bank Merger") pursuant to the Plan of Merger substantially in the form attached hereto as Exhibit B. First Savings will be the continuing financial institution (the "Continuing Bank").

     C. The parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Corporate Merger and also to prescribe various conditions to the Corporate Merger.

     D. Concurrently with the execution and delivery of this Merger Agreement, and as an inducement to Acquiror's willingness to enter into this Merger Agreement, each member of the Board of Directors of Whatcom and each Major Shareholder of Whatcom (as hereinafter defined) has entered into an agreement with Acquiror pursuant to which, among other things, they have agreed to vote in favor of approval of the transactions contemplated by this Merger Agreement at the Shareholders Meeting (as hereinafter defined).

     E. The respective Boards of Directors of Acquiror, Whatcom, First Savings and the Bank have duly approved this Merger Agreement and have duly authorized its execution and delivery.

     NOW THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                              AGREEMENT

                              ARTICLE 1

                             DEFINITIONS

     1.1 Definitions. As used in this Merger Agreement, the following terms have the definitions indicated:

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
          "Affiliate" of a party means any person, partnership, corporation, association or other legal entity directly or indirectly controlling, controlled by or under common control, with that party.

          "Acquiror" shall mean First Savings Bank of Washington Bancorp, Inc., a bank holding company having its principal place of business in Walla Walla, Washington, that is currently incorporated under the laws of the State of Delaware and is in the process of changing its state of incorporation to the State of Washington.

          "Acquiror Common Stock" shall mean the common stock, par value $0.01 per share, of Acquiror.

          "Acquiror Due Diligence Review" shall have the meaning assigned to such term in Section 8.1(j) of this Merger Agreement.

          "Acquiror Due Diligence Review Period" shall have meaning assigned to such term in Section 8.1(j) of this Merger Agreement.

          "Acquiror Fee" shall have the meaning assigned to such term in
Section 8.4 of this Merger Agreement.

          "Acquiror Option" shall mean an option to acquire shares of Acquiror Common Stock.

          "Acquisition Proposal" shall have the meaning assigned to such term in Section 6.4 of this Merger Agreement.

          "Applicable Environmental Laws" shall have the meaning assigned to such term in Section 4.16(a) of this Merger Agreement.

          "Balance Sheet Date" shall have the meaning assigned to such term in Section 4.9 of this Merger Agreement.

          "Bank" shall mean Whatcom State Bank, a commercial bank chartered and existing under the laws of the State of Washington.

          "Bank Common Stock" shall have the meaning assigned to such term in Section 4.21 of this Merger Agreement.

          "Bank Merger" shall, as described in Section 2.2 of this Merger Agreement, mean the merger of the Bank with and into First Savings, which shall survive the Bank Merger as the Continuing Bank.

          "BHCA" shall mean the Bank Holding Company Act.

          "CERCLA" shall have the meaning set forth in Section 4.16(a) of this Merger Agreement.

          "Certificate" shall have the meaning assigned to such term in
Section 2.11 of this Merger Agreement.

          "Closing" shall have the meaning assigned to such term in Section
2.12 of this Merger Agreement.

          "Closing Date" shall have the meaning assigned to such term in
Section 2.12 of this Merger Agreement.

           "Continuing Bank" shall mean First Savings as the financial institution resulting from the consummation of the Bank Merger as set forth in Section 2.2 of this Merger Agreement.

          "DGCL" shall mean the Delaware General Corporation Law.

          "Deposits" shall mean all deposits (including, but not limited to, certificates of deposit, savings accounts, NOW accounts and checking accounts) of the Bank.

          "Derivatives Contract" shall have the meaning assigned to such term in Section 4.34 of this Merger Agreement.

          "Dissenting Shares" shall have the meaning assigned to such term in Section 2.6 of this Merger Agreement.

          "Effective Date of the Merger" shall mean that date on which the Effective Time shall have occurred.

          "Effective Time" shall have the meaning assigned in Section 2.3 of this Merger Agreement.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Exchange Agent" shall mean the independent agent selected by Acquiror to effect the exchange of certificates representing Whatcom Common Stock for the consideration described in Section 2.4.

          "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

          "First Savings" shall mean First Savings Bank of Washington, a state chartered savings bank existing under the laws of the State of Washington.

          "FRB" shall mean the Board of Governors of the Federal Reserve
System.

          "GAAP" shall mean generally accepted accounting principles, consistently applied.

          "Government Approvals" shall have the meaning assigned to such term in Section 3.5 of this Merger Agreement.

          "Hazardous Substances" shall have the meaning set forth in
Section 4.16(a) of this Merger Agreement.

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Loan Property" shall have the meaning assigned to such term in
Section 4.16(a) of this Merger Agreement.

          "Corporate Merger" shall, as described in Section 2.1 of this Merger Agreement, mean the merger of Whatcom with and into Acquiror, which shall survive the Corporate Merger as the Surviving Corporation.

          "Major Shareholder" shall have the meaning assigned to such term in Section 2.10 of this Merger Agreement.

          "Merger Agreement" means this Agreement and Plan of Mergers together with the Plans of Merger (Exhibit A and Exhibit B) and all Exhibits and Schedules annexed to, and incorporated by specific reference as a part of, this Merger Agreement.

          "NASD" means the National Association of Securities Dealers, Inc.

          "Officer" shall have the meaning set forth in Section 4.9(k) of this Merger Agreement.

          "Parties" shall mean Whatcom, the Bank, Acquiror and First Savings collectively; Whatcom or the Bank on the one hand, or Acquiror and First Savings on the other hand, may sometimes be referred to as a "Party."

          "Pension Plan" shall mean any employee pension benefit plan as such term is defined in Section 3(2) of ERISA which is maintained by the referenced Party.

          "Person" shall mean any natural person, fiduciary, corporation, partnership, joint venture, association, business trust or any other entity of any kind.

          "Plans of Merger" shall mean the Plans of Merger substantially in the form of Exhibit A hereto to be executed by authorized representatives of Whatcom and Acquiror and filed with the Secretary of State of the State of Washington along with the Articles of Merger in accordance with Washington law and with the Secretary of State of the State of Delaware along with a Certificate of Merger in accordance with Delaware or Washington law and providing for the Corporate Merger of Whatcom with and into Acquiror as contemplated by Section 2.1 of this Merger Agreement and the Plan of Merger substantially in the form of Exhibit B hereto to be executed by authorized representatives of the Bank and First Savings providing for the merger of the Bank into First Savings as contemplated by
Section 2.2 of this Merger Agreement.

          "Property" shall have the meaning assigned to such term in
Section 4.16(a) of this Merger Agreement.

          "Proxy Statement/Prospectus" shall mean the proxy statement to be used by Whatcom to solicit proxies with a view to securing the approval of the Whatcom Shareholders of this Merger Agreement and the Plans of Merger, which shall also serve as the prospectus for the shares of Acquiror Common Stock to be issued to the Whatcom Shareholders.

          "Realty" means the real property of the Bank owned or leased by the Bank or any Subsidiary of the Bank.

          "Records" means all available records, minutes of meetings of the Board of Directors, committees and shareholders of Whatcom and the Bank, original instruments and other documentation, pertaining to Whatcom and the Bank, Whatcom's and the Bank's assets (including plans and specifications relating to the Realty), and liabilities, the Whatcom Common Stock, the Deposits and the loans, and all other business and financial records which are necessary or customary for use in the conduct of Whatcom's and the Bank's business by Acquiror and the Bank on and after the Effective Time as it was conducted prior to the Closing Date.

          "Registration Statement" shall have the meaning assigned to such term in Section 5.2 of this Merger Agreement.

          "Regulatory Authorities" shall mean, collectively, the Department of Justice, the FRB, the FDIC, the SEC, the Washington Department, or any other state or federal governmental or quasi-governmental entity which has, or may hereafter have, jurisdiction over any of the transactions described in this Merger Agreement.

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
          "Release" shall have the meaning assigned to such term in Section 4.16(b)(i) of this Merger Agreement.

          "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

          "SEC Documents" shall mean all reports, proxy statements and registration statements filed, or required to be filed, by a Party or any of its Subsidiaries pursuant to the Securities Laws, whether filed, or required to be filed, with the SEC, the FDIC, or with any other Regulatory Authority pursuant to the Securities Laws.

          "Securities Laws" shall mean the Securities Act of 1933, as amended ("1933 Act"), the Securities Exchange Act of 1934, as amended, ("1934 Act"), the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder, as well as any similar state securities laws and any similar rules and regulations promulgated by the applicable federal bank Regulatory Authorities.

          "Shareholders Meeting" shall mean the special meeting of Whatcom Shareholders to be held pursuant to Section 6.1 of this Merger Agreement, including any adjournment or adjournments thereof.

          "Subsidiaries" shall mean all of those corporations, or other entities of which the entity in question owns or controls 5% or more of the outstanding voting equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent.

          "Surviving Corporation" shall mean Acquiror as the corporation resulting from the consummation of the Corporate Merger as set forth in
Section 2.1 of this Merger Agreement.

          "WBCA" shall mean the Washington Business Corporation Act.

          "Washington Department" shall mean the Department of Financial Institutions of the State of Washington.

          "Whatcom" shall mean Whatcom Bancorp, Inc., a
Washington-chartered bank holding company having its principal place of business in Bellingham, Washington.

          "Whatcom Common Stock" has the meaning assigned to such terms in
Section 2.4(a) of this Merger Agreement.

          "Whatcom Financial Statements" shall have the meaning assigned to such term in Section 4.8 of this Merger Agreement.

          "Whatcom Option" shall mean an option granted by Whatcom to purchase shares of Whatcom Common Stock.

          "Whatcom Shareholders" shall mean the holders of the Whatcom Common Stock.

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
                               ARTICLE 2

                   THE MERGERS AND RELATED MATTERS

          2.1 Corporate Merger. Subject to the terms and conditions of this Merger Agreement, and pursuant to the provisions of the WBCA, the DGCL, the BHCA and the rules and regulations promulgated thereunder, at the Effective Time (as hereinafter defined):

               (a) Surviving Corporation. Whatcom shall be merged with and into Acquiror pursuant to the terms and conditions set forth herein and pursuant to the Plan of Merger attached hereto as Exhibit A. Upon consummation of the Corporate Merger, the separate existence of Whatcom shall cease and Acquiror shall continue as the Surviving Corporation.

               (b) Certificate of Incorporation and Bylaws. The certificate of incorporation and bylaws of Acquiror, in effect immediately prior to the Effective Time, shall become the certificate of incorporation and bylaws of the Surviving Corporation.

               (c) Effects of the Corporate Merger. The separate existence of Whatcom shall cease, and Whatcom shall be merged with and into Acquiror which, as the Surviving Corporation, shall thereupon and thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of the two merged corporations, whether of a public or a private nature, and shall be subject to all of the liabilities, restrictions, disabilities and duties of both Acquiror and Whatcom.

               (d) Transfer of Assets. All rights, assets, licenses, permits, franchises and interests of Acquiror and Whatcom in and to every type of property, whether real, personal, or mixed, whether tangible or intangible, shall be deemed to be vested in Acquiror as the Surviving Corporation by virtue of the Corporate Merger becoming effective and without any deed or other instrument or act of transfer whatsoever.

               (e) Assumption of Liabilities. The Surviving Corporation shall become and be liable for all debts, liabilities, obligations and contracts of Acquiror as well as those of Whatcom, whether the same shall be matured or unmatured; whether accrued, absolute, contingent or otherwise; and whether or not reflected or reserved against in the balance sheets, other financial statements, books of account or records of Acquiror or Whatcom.

          2.2. The Bank Merger. As soon as practicable following the Effective Time:

               (a) The Continuing Bank. The Bank shall be merged into First Savings pursuant to the terms and conditions set forth herein and pursuant to the Plan of Merger attached hereto as Exhibit B. Upon consummation of the Bank Merger, the separate existence of the Bank shall cease and First Savings shall survive as the Continuing Bank.

               (b) Rights, Etc. The Continuing Bank shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the institutions so merged; and all property, real, personal and mixed, and all debts due on whatever account, and all and every other interest, of or belonging to or due to each of the institutions so merged, shall be deemed to be vested in the Continuing Bank without further act or deed; and the title to any real estate or any interest therein, vested in each of such institutions, shall not revert or be in any way impaired by reason of the Bank Merger.

               (c) Liabilities. The Continuing Bank shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the institutions so merged, in accordance with applicable law.

               (d) Charter; Bylaws; Directors; Officers. The Charter and Bylaws of the Continuing Bank shall be those of First Savings, as in effect immediately prior to the Bank Merger becoming effective. The directors and officers of First Savings in office immediately prior to the Bank Merger becoming effective shall be the directors and officers of the Continuing Bank, together with such additional directors and officers as may thereafter be elected, who shall hold office until such time as their successors are elected and qualified.

          2.3 Effective Time. As soon as practicable after each of the conditions set forth in Article 7 hereof have been satisfied or waived, the Parties will file, or cause to be filed, with the Secretary of State of the State of Washington and the Secretary of State of the State of Delaware such articles of merger and certificate of merger as they may deem necessary or appropriate for the Corporate Merger which articles of merger shall be in the form required by and executed in accordance with the applicable provisions of the WBCA and the DGCL. The Corporate Merger shall become effective at such time as may be specified in such articles of merger and certificate of merger (the "Effective Time"). The Bank Merger will be consummated as soon as practicable after the Corporate Merger at the discretion of the Acquiror.

          2.4  Conversion of Whatcom Common Stock.  At the Effective Time:

               (a) Each share of common stock of Whatcom, $1.00 par value per share ("Whatcom Common Stock"), issued and outstanding immediately prior to the Effective Time (except for Dissenting Shares, as defined herein) shall, by virtue of the Corporate Merger and without any action on the part of the holder thereof, be converted into the right to receive from Acquiror .6974 shares of Acquiror Common Stock (the "Exchange Ratio").

               Notwithstanding any other provision of this Merger Agreement, any shares of Whatcom Common Stock issued and outstanding immediately prior to the Effective Time which are then owned beneficially or of record by Acquiror, Whatcom or by any direct or indirect Subsidiary of any of them or are held in the treasury of Whatcom shall, by virtue of the Corporate Merger, be canceled without payment of any consideration therefor and without any conversion thereof.

               (b) The holders of certificates representing shares of Whatcom Common Stock shall cease to have any rights as stockholders of Whatcom, except such rights, if any, as they may have pursuant to the WBCA. Except as provided above, until certificates representing shares of Whatcom Common Stock are surrendered for exchange, each such certificate shall, after the Effective Time, represent for all purposes only the right to receive the amount of consideration into which their shares of Whatcom Common Stock shall have been converted by the Corporate Merger as provided above.

               (c) The stock transfer books of Whatcom shall be closed and no transfer of shares of Whatcom Common Stock shall be made thereafter.

          2.5 Acquiror Common Stock. At the Effective Time, the shares of Acquiror Common Stock issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, remain issued and outstanding as shares of Acquiror Common Stock.

          2.6 Dissenting Shares. Any shares of Whatcom Common Stock held by a holder who dissents from the Corporate Merger in accordance with the WBCA and becomes entitled to obtain payment for the fair value of such shares of Whatcom Common Stock pursuant to the applicable provisions of the WBCA shall be herein called "Dissenting Shares." Notwithstanding any other provision of this Merger Agreement, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the WBCA.

          2.7 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Acquiror Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in

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
the Corporate Merger; instead, Acquiror shall pay to each holder of Whatcom Common Stock who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such fraction by $24.983.

          2.8 Anti-Dilution Provisions. In the event Acquiror changes the number of shares of Acquiror Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or recapitalization with respect to the outstanding Acquiror Common Stock and the record date therefor shall be prior to the Effective Date, the number of shares of Acquiror Common Stock into which each share of Whatcom Common Stock may be converted shall be proportionately adjusted.

          2.9 Options. At the Effective Time, by virtue of the Corporate Merger, and without any action on the part of any holder of an option, each Whatcom Option that is then outstanding and unexercised shall be converted into and become an Acquiror Option on the same terms and conditions as are in effect with respect to the Whatcom Option immediately prior to the Effective Time, except that (i) each such Whatcom Option assumed may be exercised solely for shares of Acquiror Common Stock, (ii) the number of shares of Acquiror Common Stock subject to such Whatcom Option shall be equal to the number of shares of Whatcom Common Stock subject to such Whatcom Option immediately prior to the Effective Time multiplied by the Exchange Ratio, the product being rounded, if necessary, up or down to the nearest whole share, and (iii) the per share exercise price under each such Acquiror Option shall be adjusted by dividing the per share exercise price of the Whatcom Option by the Exchange Ratio, and rounding up to the nearest cent. It is intended that the foregoing assumption shall be effected in a manner which is consistent with the requirements of Section 424 of the Internal Revenue Code, as to any Whatcom Stock Option that is an incentive stock option. The number of shares of Whatcom Common Stock which are issuable upon exercise of Whatcom Options as of the date hereof is set forth on Schedule 2.9.

          2.10 Major Shareholder. As used in this Merger Agreement, the term "Major Shareholders" shall mean any person who as of the date hereof owns or controls more than five percent of the issued and outstanding shares of Whatcom Common Stock. Simultaneous with the execution and delivery of this Merger Agreement, each Major Shareholder and director of Whatcom will execute and deliver to Acquiror a Voting Agreement in the form attached hereto as Exhibit C.

          2.11   Exchange of Whatcom Common Stock.

               (a) As soon as practicable after the Effective Time, each holder of record of certificates formerly representing shares of Whatcom Common Stock (the "Certificates") shall be instructed to tender such Certificates to the Exchange Agent pursuant to a letter of transmittal that Acquiror shall deliver or cause to be delivered to such holder. Such letter of transmittal shall specify that risk of loss and title to Certificates shall pass only upon acceptance of such Certificates by the Exchange Agent.

               (b) After the Effective Time, each holder of a Certificate that surrenders such Certificate to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to the consideration payable in respect of the shares represented thereby.

               (c) The Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as Acquiror or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as Acquiror or the Exchange Agent may reasonably require in accordance with customary and prudent exchange procedures.

               (d) Each outstanding Certificate, other than those representing Dissenting Shares, shall until duly surrendered to Acquiror or the Exchange Agent be deemed to evidence the right to receive the consideration.

               (e) After the Effective Time, holders of Certificates shall cease to have rights with respect to Whatcom Common Stock previously represented by such Certificates, and their sole rights (other than the holders of Certificates representing Dissenting Shares) shall be to exchange such Certificates for the consideration. After the Effective Time, there shall be no further transfer on the records of Whatcom of Certificates, and if such Certificates are presented to Whatcom for transfer, they shall be canceled against delivery of the consideration. Acquiror shall not be obligated to deliver the consideration to any holder of Whatcom Common Stock until such holder surrenders the Certificates as provided herein. Any shareholders of Whatcom who have not theretofore complied with this Section 2.11 shall thereafter look only to Acquiror for payment of their consideration deliverable in respect of each share of Whatcom Common Stock such stockholder holds as determined pursuant to this Merger Agreement without any interest thereon. If outstanding Certificates are not surrendered or the payment for them not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Acquiror (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Neither the Exchange Agent nor any party to this Merger Agreement nor any affiliate thereof shall be liable to any holder of Whatcom Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Acquiror and the Exchange Agent shall be entitled to rely upon the stock transfer books of Whatcom to establish the identity of those persons entitled to receive the consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Acquiror and the Exchange Agent shall be entitled to deposit any consideration in respect thereof in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

          2.12 Closing. Subject to the provisions of Article 7 hereof, the closing of the transactions contemplated by this Merger Agreement (the "Closing") shall take place as soon as practicable after satisfaction or waiver of all of the conditions to Closing, and shall be on such date, time and location as is mutually agreed to by Acquiror and Whatcom. At the Closing the Parties shall use their respective best efforts to deliver the certificates, letters and opinions which constitute conditions to effecting the Corporate Merger and the Bank Merger and each Party will provide the other Parties with such proof or indication of satisfaction of the conditions to the obligations of such other Parties to consummate the Corporate Merger and the Bank Merger as such other Parties may reasonably require. If all conditions to the obligations of each of the Parties shall have been satisfied or lawfully waived by the Party entitled to the benefits thereof, the Parties shall, at the Closing, duly execute the Plans of Merger for filing with the Secretary of State of the State of Washington and the Secretary of State of the State of Delaware and promptly thereafter shall take all steps necessary or desirable to consummate the Corporate Merger in accordance with all applicable laws, rules and regulations and the Plan of Merger which is attached hereto as Exhibit A and incorporated by reference as part of this Merger Agreement. The Bank Merger will be consummated as soon as practicable after the Corporate Merger at the discretion of the Acquiror and pursuant to the terms of the Plan of Merger which is attached hereto as Exhibit B. The Parties shall thereupon take such other and further actions as may be required by law or this Merger Agreement to consummate the transactions contemplated herein. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

          2.13 Reservation of Right to Revise Transaction. Acquiror shall have the unilateral right to revise the method of effecting either the Corporate Merger, the Bank Merger or both in order to achieve tax benefits or for any other reason which Acquiror may deem advisable; provided, however, that Acquiror shall not have the right, without the prior written approval of the Board of Directors of Whatcom, and, if required, the approval of the Whatcom Shareholders, to make any revision to the structure of the Corporate Merger which (i) changes the amount or kind of the consideration which the Whatcom Shareholders are entitled to receive (determined in the manner provided in Section 2.4 of this Merger Agreement) or (ii) adversely affects the intended tax-free treatment to the Whatcom Shareholders as a result of receiving such consideration. Acquiror may exercise this right of revision by giving written notice thereof to Whatcom in the manner provided in Section 9.1 of this Merger Agreement.

                              ARTICLE 3

     REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND FIRST SAVINGS

          Each of Acquiror and First Savings hereby represents and warrants to Whatcom and the Bank as follows:

          3.1 Organization and Corporate Authority of Acquiror. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in the process of changing its state of incorporation to the State of Washington subject to shareholder approval. Acquiror (i) has the requisite corporate power and authority to own, operate and lease its material properties and carry on its businesses as they are currently being conducted; (ii) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary and where the failure to so qualify would individually or in the aggregate have a material adverse affect on the condition (financial or otherwise), affairs, business, assets or prospects of Acquiror and; (iii) has in effect all federal, state, local and foreign governmental authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its businesses as they are currently being conducted. The Certificate of Incorporation and Bylaws of Acquiror, as amended to date, are in full force and effect as of the date of this Merger Agreement.

          3.2 Organization and Qualification of First Savings. First Savings is a Washington-chartered savings bank, duly organized, validly existing and in good standing under the laws of the State of Washington and engages only in activities (and holds properties only of the types) permitted by Washington law and the rules and regulations promulgated by the Washington Department thereunder or the FDIC for insured depository institutions. First Savings (a) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted (including all requisite authority to operate branches in the State of Washington) and (b) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary and where the failure to so qualify would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), affairs, business, assets or prospects of First Savings and all Acquiror Subsidiaries, taken as a whole. First Savings's deposit accounts are insured by the Savings Association Insurance Fund as administered by the FDIC to the fullest extent permitted under applicable law.

          3.3 Authorization, Execution and Delivery; Merger Agreement Not in Breach.

               (a) Acquiror and First Savings have all requisite corporate power and authority to execute and deliver this Merger Agreement and to consummate the transactions contemplated hereby. This Merger Agreement, and all other agreements and instruments contemplated to be executed in connection herewith by Acquiror and First Savings, have been (or upon execution will have been) duly executed and delivered by Acquiror and First Savings, have been (or upon execution will have been) effectively authorized by all necessary action, corporate or otherwise, and no other corporate proceedings on the part of Acquiror and First Savings are (or will be) necessary to authorize such execution and delivery, and, subject to receipt of any required Government Approvals, constitute (or upon execution will constitute) legal, valid and enforceable obligations of Acquiror and First Savings, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and to the application of equitable principles and judicial discretion.

               (b) The execution and delivery of this Merger Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under (or an event which, with the passage of time or the giving of notice or both, would constitute a default under), or conflict with, or permit the acceleration of any obligation under, (i) any material mortgage, lease, covenant, agreement, indenture or other instrument to which Acquiror and First Savings are a party or by which Acquiror or First Savings or their respective property or any of their respective assets are bound,

(ii) the Certificate of Incorporation or Bylaws of Acquiror and First Savings, (iii) any material judgment, decree, order or award of any court, governmental body or arbitrator by which Acquiror and First Savings are bound, or (iv) any material permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to Acquiror and First Savings or their respective properties; or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the property or assets of Acquiror and First Savings, except that the Government Approvals shall be required in order for Acquiror and First Savings to consummate the Corporate Merger.

          3.4 No Legal Bar. Neither Acquiror nor First Savings is a party to, subject to or bound by any agreement, judgment, order, writ, prohibition, injunction or decree of any court or other governmental body of competent jurisdiction which would prevent the execution of this Merger Agreement by Acquiror or First Savings, its delivery to Whatcom and the Bank or (upon receipt of Governmental Approvals) the consummation of the transactions contemplated hereby, and no action or proceeding is pending or threatened against Acquiror or First Savings in which the validity of this Merger Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby is at issue.

          3.5 Government Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by Acquiror or First Savings in connection with the execution and delivery of this Merger Agreement or the consummation of the transactions contemplated hereby by Acquiror or First Savings, except for the prior approval of the FRB, the FDIC, the Washington Department and such other agencies as may have jurisdiction (collectively, the "Government Approvals"). Acquiror and First Savings are not aware of any facts, circumstances or reasons why such Government Approvals should not be forthcoming or which would prevent or hinder such approvals from being obtained.

          3.6 Acquiror Financial Statements. The consolidated balance sheets of Acquiror as of March 31, 1998 and 1997, and the related consolidated statements of income and changes in stockholders' equity and cash flows of Acquiror for the years ended March 31, 1998, 1997 and 1996 which will be included in Acquiror's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 as filed with the SEC and the comparative interim financial statements for any subsequent quarter ending after March 31, 1998 and prior to the date hereof included in Acquiror's Quarterly Reports on Form 10-Q as filed with the SEC (collectively, the "Acquiror Financial Statements") (i) were prepared from the books and records of Acquiror, which are complete and accurate in all material respects and have been maintained in accordance with good business practices; (ii) were prepared in accordance with GAAP; (iii) accurately present Acquiror's consolidated financial condition and the consolidated results of its operations, changes in stockholders' equity and cash flows as stated including any amendments thereto at the relevant dates thereof and for the periods covered thereby (subject, in the case of financial statements for interim periods, to normal recurring adjustments); (iv) do contain or reflect all necessary adjustments and accruals for an accurate presentation of Acquiror's consolidated financial condition and the consolidated results of Acquiror's operations and cash flows for the periods covered by the Acquiror Financial Statements; (v) do contain and reflect adequate provisions for loan losses, for real estate owned reserves and for all reasonably anticipatable liabilities for all taxes, federal, state, local or foreign, with respect to the periods then ended; and (vi) do contain and reflect adequate provisions for all reasonably anticipated liabilities for Post Retirement Benefits Other Than Pensions ("OPEB") pursuant to FASB 106 and 112.

          3.7 Absence of Certain Changes. Since March 31, 1998 there has not been any material adverse change in the financial condition or results of operations of Acquiror, First Savings and their respective subsidiaries taken as a whole.

          3.8 Capitalization of Acquiror. The authorized capital stock of Acquiror consists of 25,000,000 shares of Acquiror Common Stock and 500,000 shares of preferred stock having a par value of $.01 per share. As of the close of business on March 31, 1998, 9,952,953 shares of Acquiror Common Stock were issued and outstanding,

957,672 shares of Acquiror Common Stock were held by Acquiror as treasury stock and no shares of the preferred stock were issued and outstanding.

          3.9 Capitalization of First Savings. The authorized capital stock of First Savings consists of 5,000,000 shares of common stock having a par value of $1.00 per share . As of the date of this Merger Agreement, 1,000 shares of First Savings's common stock were issued and outstanding and no shares of the common stock were held by First Savings as treasury stock. All of the outstanding common stock of First Savings is held beneficially and of record by the Acquiror, free and clear of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever.

          3.10 Disclosure. The information concerning, and the representations or warranties made by Acquiror and First Savings as set forth in this Merger Agreement, or in any document, statement, certificate or other writing furnished or to be furnished by Acquiror and First Savings to Whatcom and the Bank pursuant hereto, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein which is necessary to make the statements and facts contained herein or therein, in light of the circumstances under which they were or are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to Whatcom and the Bank by Acquiror and First Savings pursuant hereto were complete and accurate copies of such documents.

                               ARTICLE 4

        REPRESENTATIONS AND WARRANTIES OF WHATCOM AND THE BANK

     Each of Whatcom and the Bank hereby represents and warrants to Acquiror as follows:

          4.1 Organization and Qualification of Whatcom and Subsidiaries. Whatcom is a corporation, duly organized, validly existing and in good standing under the laws of the State of Washington. Whatcom is registered as a bank holding company with the FRB and engages only in activities permitted by the BHCA and the rules and regulations promulgated by the FRB thereunder. Whatcom (a) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted and (b) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary and where the failure to so qualify would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), affairs, business, assets or prospects of Whatcom, the Bank and all Whatcom Subsidiaries, taken as a whole. Each Whatcom Subsidiary is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization and (a) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted and (b) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary and where the failure to so qualify would individually or in the aggregate have a material adverse effect on the condition (financial or other), affairs, business, assets or prospects of Whatcom, the Bank and the Whatcom Subsidiaries taken as a whole. The activities of the Whatcom Subsidiaries are permitted for subsidiaries of bank holding companies pursuant to the BHCA.

          4.2 Organization and Qualification of the Bank. The Bank is a Washington-chartered bank, duly organized, validly existing and in good standing under the laws of the State of Washington and engages only in activities (and holds properties only of the types) permitted by Washington law and the rules and regulations promulgated by the Washington Department thereunder or the FDIC for insured depository institutions. The Bank (a) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted (including all requisite authority to operate branches in the State of Washington) and (b) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary and where the failure to so qualify would individually

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
or in the aggregate have a material adverse effect on the condition (financial or otherwise), affairs, business, assets or prospects of the Bank and all Whatcom Subsidiaries, taken as a whole. The Bank's deposit accounts are insured by the Bank Insurance Fund as administered by the FDIC to the fullest extent permitted under applicable law.

          4.3 Authorization, Execution and Delivery; Merger Agreement Not in Breach.

               (a) Whatcom and the Bank have all requisite corporate power and authority to execute and deliver this Merger Agreement and the Plans of Merger and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Merger Agreement and the Plans of Merger and the consummation of the proposed transaction have been duly authorized by the Boards of Directors of Whatcom and the Bank and, except for the approval of the Whatcom Shareholders, no other corporate proceedings on the part of Whatcom and the Bank are necessary to authorize the execution and delivery of this Merger Agreement and the Plans of Merger and the consummation of the transactions contemplated hereby and thereby. This Merger Agreement and all other agreements and instruments herein contemplated to be executed and delivered by Whatcom and the Bank have been (or upon execution and delivery will have been) duly executed and delivered by Whatcom and the Bank and (subject to any requisite shareholder approval and Government Approvals hereof) constitute (or upon execution and delivery will constitute) legal, valid and enforceable obligations of Whatcom and the Bank, subject, as to enforceability, to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion.

               (b) The execution and delivery of this Merger Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof and thereof will not result in a violation or breach of any of the terms or provisions of, or constitute a default under (or an event which, with the passage of time or the giving of notice, or both, would constitute a default under), or conflict with, or permit the acceleration of, any obligation under (i) any mortgage, lease, covenant, agreement, indenture or other instrument to which Whatcom, the Bank or any Whatcom Subsidiary is a party or by which Whatcom, the Bank or any Whatcom Subsidiary is bound, (ii) the Articles of Incorporation or Bylaws of Whatcom and the Bank, (iii) any judgment, decree, order, regulatory letter of understanding or award of any court, governmental body, authority or arbitrator or, (iv) (subject to the receipt of the Government Approvals) any permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to Whatcom, the Bank or any Whatcom Subsidiary or the properties of any of them; or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the properties or assets of Whatcom, the Bank or any Whatcom Subsidiary.

          4.4 No Legal Bar. Neither Whatcom nor the Bank is a party to, or subject to, or bound by, any agreement or judgment, order, letter of understanding, writ, prohibition, injunction or decree of any court or other governmental authority or body, or any law which would prevent the execution of this Merger Agreement or the Plans of Merger by Whatcom or the Bank, the delivery thereof to Acquiror and First Savings, or (upon receipt of Government Approvals) the consummation of the transactions contemplated hereby and thereby, and no action or proceeding is pending against Whatcom or the Bank in which the validity of this Merger Agreement, the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with the transactions contemplated hereby is at issue.

          4.5 Government and Other Approvals. Except for the Government Approvals described in Section 3.5 and the approvals and consents listed on
Schedule 4.5 hereto, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by Whatcom or the Bank in connection with the execution and delivery of this Merger Agreement or the consummation of the transactions contemplated by this Merger Agreement nor is any consent or approval required from any landlord, licensor or other non-governmental party which has granted rights to Whatcom or the Bank in order to avoid forfeiture or impairment of such rights. Neither Whatcom nor the Bank is aware of any facts, circumstances or reasons why such Government Approvals should not be forthcoming or which would prevent or hinder such approvals from being obtained.

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
          4.6 Compliance With Law. Whatcom, the Bank and all Whatcom Subsidiaries hold all licenses, franchises, permits and authorizations necessary for them to own or lease their respective properties and assets and for the lawful conduct of their respective businesses, as they are presently conducted, and Whatcom and the Bank have complied in all material respects with all applicable statutes, laws, ordinances, rules and regulations of all federal, state and local governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over Whatcom and the Bank's properties or over any other part of Whatcom's and the Bank's assets, liabilities or operations. The benefits of all of such licenses, franchises, permits and authorizations are in full force and effect and, to the best knowledge of Whatcom and the Bank, may continue to be enjoyed by Whatcom and the Bank subsequent to the Closing of the transactions contemplated herein without any consent or approval. Neither Whatcom, the Bank nor any Whatcom Subsidiary has received notice of any proceeding for the suspension or revocation of any such license, franchise, permit, or authorization and no such proceeding is pending or has been threatened by any governmental authority.

          4.7 Charter Documents. Included in Schedule 4.7 hereto are true and correct copies of the Articles of Incorporation and Bylaws of Whatcom and the Bank. The Articles of Incorporation and Bylaws of Whatcom and the Bank, as amended to date, are in full force and effect.

          4.8  Financial Statements.

               (a) Attached as Schedule 4.8(a) hereto are true copies of the consolidated balance sheets of Whatcom as of December 31, 1997 and 1996, and the related consolidated statements of income and changes in stockholders' equity and cash flows of Whatcom for the years ended December 31, 1997, 1996 and 1995 ("Whatcom Financial Statements"). Such financial statements (i) were prepared from the books and records of Whatcom, which are complete and accurate in all material respects and have been maintained in accordance with good business practices; (ii) were prepared in accordance with GAAP; (iii) accurately present Whatcom's consolidated financial condition and the consolidated results of its operations, changes in stockholders' equity and cash flows as stated including any amendments thereto at the relevant dates thereof and for the periods covered thereby;
(iv) do contain or reflect all necessary adjustments and accruals for an accurate presentation of Whatcom's consolidated financial condition and the consolidated results of Whatcom's operations and cash flows for the periods covered by the Whatcom Financial Statements; (v) do contain and reflect adequate provisions for loan losses, for real estate owned reserves and for all reasonably anticipatable liabilities for all taxes, federal, state, local or foreign, with respect to the periods then ended; and (vi) do contain and reflect adequate provisions for all reasonably anticipated liabilities for OPEB pursuant to FASB 106 and 112.

               (b) Whatcom has delivered to Acquiror (or will deliver, when available, with respect to periods ended after the date of this Merger Agreement) true, correct and complete copies of (i) all Call Reports, including any amendments thereto, filed with any Regulatory Authorities by the Bank and (ii) all reports, including any amendments thereto filed with any Regulatory Authorities by Whatcom, each for any quarter ending after December 31, 1997. Such reports (i) were (or will be) prepared from the books and records of Whatcom or the Bank, which are complete and accurate in all material respects and have been maintained in accordance with good business practices; (ii) were (or will be) prepared in accordance with regulatory accounting principles consistently applied; (iii) accurately present (or, when prepared, will present) Whatcom's and the Bank's consolidated financial condition and the consolidated results of its operations and changes in stockholders' equity at the relevant dates thereof and for the periods covered thereby; (iv) do contain or reflect (or, when prepared, will contain and reflect) all necessary adjustments and accruals for an accurate presentation of Whatcom's or the Bank's consolidated financial condition and the consolidated results of Whatcom's or the Bank's operations for the periods covered thereby; (v) do contain and reflect (or, when prepared, will contain and reflect) adequate provisions for loan losses, for real estate owned reserves and for all reasonably anticipatable liabilities for all taxes, federal, state, local or foreign, with respect to the periods then ended; and (vi) do contain and reflect adequate provisions for all reasonably anticipated liabilities for OPEB pursuant to FASB 106 and 112.

          4.9  Absence of Certain Changes.  Except as disclosed in Schedule
4.9 or as provided for or contemplated in this Merger Agreement, since December 31, 1997 (the "Balance Sheet Date") there has not been:

               (a) any material transaction by Whatcom or the Bank not in the ordinary course of business and in conformity with past practice;

               (b) any material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) or net worth of Whatcom or the Bank;

               (c) any damage, destruction or loss, whether or not covered by insurance, which has had or may have a material adverse effect on any of the properties, business or prospects of Whatcom and the Bank or their future use and operation by Whatcom and the Bank;

               (d) any acquisition or disposition by Whatcom or the Bank of any property or asset of Whatcom or the Bank, whether real or personal, having a fair market value, singularly or in the aggregate, in an amount greater than Twenty Thousand Dollars ($20,000), except in the ordinary course of business and in conformity with past practice;

               (e) any mortgage, pledge or subjection to lien, charge or encumbrance of any kind on any of the respective properties or assets of Whatcom or the Bank, except to secure extensions of credit in the ordinary course of business and in conformity with past practice;

               (f) any amendment, modification or termination of any contract or agreement, relating to Whatcom or the Bank, to which Whatcom or the Bank is a party which would have a material adverse effect upon the financial condition or operations of Whatcom and the Bank;

               (g) any increase in, or commitment to increase, the compensation payable or to become payable to any officer, director, employee or agent of Whatcom or the Bank, or any bonus payment or similar arrangement made to or with any of such officers, directors, employees or agents, other than routine increases made in the ordinary course of business not exceeding the greater of five percent (5%) per annum or $5,000 for any of them individually;

               (h) any incurring of, assumption of, or taking of, by Whatcom or the Bank, any property subject to, any liability, except for liabilities incurred or assumed or property taken subsequent to the Balance Sheet Date in the ordinary course of business and in conformity with past practice;

               (i) any material alteration in the manner of keeping the books, accounts or Records of the Bank, or in the accounting policies or practices therein reflected;

               (j) any release or discharge of any obligation or liability of any person or entity related to or arising out of any loan made by the Bank of any nature whatsoever, except in the ordinary course of business and in conformity with past practice; or

               (k) any loan by the Bank to any Officer, director or 2% shareholder of the Bank or any Affiliate of the Bank; or to any member of the immediate family of such Officer, director or 2% shareholder of the Bank or any Affiliate of the Bank; or to any Person in which such Officer, director or 2% shareholder directly or indirectly owns beneficially or of record ten percent (10%) or more of any class of equity securities in the case of a corporation, or of any equity interest, in the case of a partnership or other non-corporate entity; or to any trust or estate in which such Officer, director or 2% shareholder has a ten percent (10%) or more beneficial interest; or as to which such Officer, director or 2% shareholder serves as a trustee or in a similar capacity. As used herein, "Officer" shall refer to a person who holds the title of chairman, president, executive vice president, senior vice president, controller, chief financial officer, secretary, cashier or treasurer.

          4.10 Deposits. Except as set forth in Schedule 4.10, none of the Bank Deposits is a "brokered" Deposit or subject to any encumbrance, legal restraint or other legal process and no portion of the Deposits represents a Deposit in excess of $50,000 by any Affiliate or Major Shareholder of the Bank.

          4.11 Properties. Except as described in Schedule 4.11 hereto or adequately reserved against in the Whatcom Financial Statements, Whatcom, the Bank and each Whatcom Subsidiary have good and marketable title free and clear of all material liens, encumbrances, charges, defaults, or equities of whatever character to all of its properties and assets, tangible or intangible, other than as reflected in the Whatcom Financial Statements. All buildings, and all fixtures, equipment, and other property and assets that are material to the business of Whatcom, the Bank and the Whatcom Subsidiaries, taken as a whole, held under leases or subleases by Whatcom, the Bank or any Whatcom Subsidiary, are held under valid instruments enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be pending).

          4.12 Whatcom Subsidiaries. Schedule 4.12 hereto lists all of the active and inactive Whatcom Subsidiaries as of the date of this Merger Agreement and describes generally the business activities conducted, or permitted to be conducted, by each Whatcom Subsidiary. No equity securities of any of the Whatcom Subsidiaries are or may become required to be issued (other than to the Bank) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any Whatcom Subsidiary, and there are no contracts, commitments, understandings, or arrangements by which any Whatcom Subsidiary is bound to issue (other than to the Bank) any additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. All of the shares of capital stock of each Whatcom Subsidiary held by the Bank or by any Whatcom Subsidiary are fully paid and nonassessable and are owned by the Bank or such Whatcom Subsidiary free and clear of any claim, lien, or encumbrance of any nature whatsoever, whether perfected or not. Except as set forth on Schedule 4.12, neither the Bank nor any Whatcom Subsidiary holds any interest in a partnership or joint venture of any kind.

          4.13 Condition of Fixed Assets and Equipment. Except as disclosed in Schedule 4.13 hereto, all of Whatcom's, the Bank's and the Whatcom Subsidiaries' buildings, structures and equipment in regular use are in good and serviceable condition, normal wear and tear excepted. None of the buildings, structures and equipment of Whatcom, the Bank or any Whatcom Subsidiary violates or fails to comply in any material respect with any applicable health, fire, environmental, safety, zoning or building laws or ordinances or any restrictive covenant pertaining thereto.

          4.14  Tax Matters.  Except as described in Schedule 4.14 hereto:

               (a) All federal, state, local, and foreign tax returns and information returns required to be filed by or on behalf of Whatcom, the Bank and each Whatcom Subsidiary have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before the date of this Merger Agreement, and all returns filed are, and the information contained therein is, complete and accurate. All tax obligations reflected in such returns have been paid or adequately provided for. As of the date of this Merger Agreement, there is no audit examination, deficiency, or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to Whatcom, the Bank or any Whatcom Subsidiary except as fully reserved for in the Whatcom Financial Statements. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded tax litigation have been paid.

               (b) Neither Whatcom, the Bank nor any Whatcom Subsidiary has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

               (c) Adequate provision for any federal, state, local, or foreign taxes due or to become due for Whatcom, the Bank and all Whatcom Subsidiaries for all periods through and including December 31, 1997, has been made and is reflected on the December 31, 1997 financial statements included in the Whatcom Financial Statements and has been and will continue to be made with respect to periods ending after December 31, 1997 and subsequent periods.

               (d) Deferred taxes of Whatcom, the Bank and each Whatcom Subsidiary have been and will be provided for in accordance with GAAP.

               (e) To the best knowledge of Whatcom and the Bank, neither the Internal Revenue Service nor any foreign, state, local or other taxing authority is now asserting or threatening to assert against Whatcom, the Bank or any Whatcom Subsidiary any deficiency or claim for additional taxes, or interest thereon or penalties in connection therewith. All income, payroll, withholding, property, excise, sales, use, franchise and transfer taxes, and all other taxes, charges, fees, levies or other assessments, imposed upon Whatcom or the Bank by the United States or by any state, municipality, subdivision or instrumentality of the United States or by any other taxing authority, including all interest, penalties or additions attributable thereto, which are due and payable by Whatcom, the Bank or any Whatcom Subsidiary, either have been paid in full, or have been properly accrued and reflected in the Whatcom Financial Statements.

          4.15 Litigation. Except as set forth in Schedule 4.15 hereto, there is no action, suit or proceeding pending, or to the best knowledge of Whatcom and the Bank, threatened against Whatcom, the Bank or any Whatcom Subsidiary before any court or arbitrator or any governmental body, agency or official, including, but not limited to, any action suit or proceeding that (i) has been brought by or on behalf of any person employed or formerly employed by Whatcom, the Bank or any Whatcom Subsidiary or (ii) purports or seeks to enjoin or restrain the transactions contemplated by this Merger Agreement. Except as set forth on Schedule 4.15 there are no actions, suits, or proceedings pending or, to the best knowledge of Whatcom and the Bank, threatened against any officers or directors of Whatcom, the Bank or any Whatcom Subsidiary by any stockholder of Whatcom, the Bank or any Whatcom Subsidiary (or by any former stockholder of Whatcom, the Bank or any Whatcom Subsidiary) relating to or arising out of such person's status as a stockholder.

          4.16  Hazardous Materials.

               (a) To the best knowledge of Whatcom and the Bank, Whatcom, the Bank and all the Whatcom Subsidiaries have obtained all permits, licenses and other authorizations which are required to be obtained by them with respect to the Property (as defined herein) under all Applicable Environmental Laws (as defined herein). All Property controlled, directly or indirectly, by Whatcom, the Bank or any Whatcom Subsidiary is in compliance with the terms and conditions of all of such permits, licenses and authorizations, and, to the best of knowledge of Whatcom and the Bank, is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Applicable Environmental Laws or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except as described in detail in Schedule 4.16 hereto. For purposes hereof, the following terms shall have the following meanings:

                    "Applicable Environmental Laws" shall mean all federal, state, local and municipal environmental laws, rules or regulations to the extent applicable to the Property, including, but not limited to, (a) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. ("CERCLA"); (b) the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. "RCRA"; (c) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; (d) the Clean Air Act, 42 U.S.C. Section 7401 et seq.; (e) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1471 et seq.; (f) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (g) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.;
(h) the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.;
(i) the Rivers and Harbours Act of

1899, 33 U.S.C. Section 401 et seq.; (j) the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; (k) the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq.; (l) the Oil Pollution Act of 1990, 33 U.S.C.
Section 2701 et seq.; and (m) any rule, regulation, order, injunction, judgment, declaration or decree implementing or interpreting any of the foregoing Acts, as amended.

                    "Hazardous Substances" shall mean any substance, material, waste, or pollutant that is now (or prior to the Closing) listed, defined, characterized or regulated as hazardous, toxic or dangerous under or pursuant to any statute, law, ordinance, rule or regulation of any federal, state, regional, county or local governmental authority having jurisdiction over the Property of Whatcom, the Bank or any Whatcom Subsidiary or its use or operation, including, without limitation, (a) any substance, material, element, compound, mixture, solution, waste, chemical or pollutant listed, defined, characterized or regulated as hazardous, toxic or dangerous under any Applicable Environmental Laws, (b) petroleum, petroleum derivatives or by-products, and other hydrocarbons, (c) polychlorinated biphenyls (PCBs), asbestos and urea formaldehyde, and (d) radioactive substances, materials or waste.

                    "Loan Property" means any property in which Whatcom, the Bank or a Whatcom Subsidiary holds a security interest.

                    "Property" means any real property owned, controlled, leased or held by Whatcom, the Bank or a Whatcom Subsidiary, in whole or in part, solely or in a joint venture or other business arrangement, either for operational or investment purposes, and whether assigned, purchased, or obtained through foreclosure (or similar action) or in satisfaction of debts previously contracted.

               (b) In addition, except as set forth in Schedule 4.16(b) hereto:

                    (i) No notice, notification, demand, request for information, citation, summons or order has been received by Whatcom or the Bank, no complaint has been filed and served on the Bank, no penalty has been assessed and to the best knowledge of Whatcom and the Bank no investigation or review is pending by any governmental or other entity with respect to any alleged failure by Whatcom, the Bank or any Whatcom Subsidiary to have any permit, license or authorization required in connection with the conduct of the business of Whatcom, the Bank or any Whatcom Subsidiary or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. Section 9601(22) ("Release"), of any Hazardous Substances at any Property or any Loan Property;

                    (ii) To the best knowledge of Whatcom and the Bank, no Property or Loan Property has received or held any Hazardous Substances in such amount and in such manner as to constitute a violation of the Applicable Environmental Laws, and no Hazardous Substances have been Released or disposed of on, in or under any of the Property during or prior to Whatcom's, the Bank's or any Whatcom Subsidiary's occupancy thereof, or during or prior to the occupancy thereof by any assignee or sublessee of the Bank or any Whatcom Subsidiary, except in compliance with all Applicable Environmental Laws;

                    (iii) To the best knowledge of Whatcom and the Bank, there are no Hazardous Substances being stored at any Property or Loan Property or located in, on or upon, any Property or Loan Property (including the subsurface thereof) or installed or affixed to structures or equipment on any Property or Loan Property; and, to the best knowledge of Whatcom and the Bank, there are no underground storage tanks for Hazardous Substances, active or abandoned, at any Property; and

                    (iv) To the best knowledge of Whatcom and the Bank, no Hazardous Substances have been Released in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any Property.

               (c) Neither Whatcom, the Bank nor any Affiliate of Whatcom has knowingly transported or arranged for the transportation of any Hazardous Substances to any location which is listed on the National Priorities List under CERCLA, listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the CERCLA Information System ("CERCLIS") or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the owner of the Property for cleanup costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

               (d) No Hazardous Substances have been knowingly generated, recycled, treated, stored, disposed of or Released by, Whatcom, the Bank or any Affiliate of Whatcom in violation of Applicable Environmental Laws.

               (e) No oral or written notification of a Release of Hazardous Substances has been given or filed by or on behalf of Whatcom, the Bank or any Affiliate of Whatcom relating to any Property and no Property is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

               (f) To the best knowledge of Whatcom and the Bank, there are no liens arising under or pursuant to any Applicable Environmental Laws on any Property, and no government actions have been taken or, to the best knowledge of Whatcom and the Bank, threatened, or are in process which could subject any Property to such liens and none of the Property would be required to place any notice or restriction relating to the presence of Hazardous Substances at any Property in any deed to such Property.

               (g) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of Whatcom, the Bank or any Affiliate of Whatcom and the Bank in relation to any Property, which have not been made available to Acquiror.

               (h) Neither Whatcom nor the Bank is aware of any facts which might suggest that Whatcom, the Bank or any Whatcom Subsidiary has engaged in any management practice with respect to any of its past or existing borrowers which could reasonably be expected to subject Whatcom, the Bank or any Whatcom Subsidiary or any Property or Loan Property to any liability under any Applicable Environmental Laws.

          4.17 Insurance. Whatcom, the Bank and all of Whatcom's and the Bank's material assets, businesses, real property and other material properties are insured against fire, casualty, theft, liability, loss, interruption, title and such other events against which it is customary in the banking industry to insure, all such insurance policies being in amounts that are believed by Whatcom and the Bank to be adequate and consistent with past practice and experience. Set forth on Schedule 4.17 is a list of all insurance policies (excluding policies maintained on one- to four- family residential properties acquired through foreclosure) maintained by or for the benefit of Whatcom, the Bank or any of the Whatcom Subsidiaries or their respective directors, officers, employees or agents. All such insurance policies are in full force and effect. Each of Whatcom, the Bank and the Whatcom Subsidiaries has taken or will take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Merger Agreement and the transactions contemplated hereby) occurring prior to the Effective Time that are known to Whatcom or the Bank. Neither Whatcom, the Bank nor any of the Whatcom Subsidiaries has had an insurance policy canceled or been denied insurance coverage for which any of such companies has applied. The fidelity bonds in effect as to which the Bank is a named insured are believed by Whatcom and the Bank to be sufficient.

          4.18  Labor and Employment Matters.  Except as reflected in
Schedule 4.18 hereto, there is no (i) collective bargaining agreement or other labor agreement to which Whatcom, the Bank or any Whatcom Subsidiary is a party or by which any of them is bound; (ii) employment, profit sharing, deferred compensation, bonus, stock

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
option, purchase, retainer, consulting, retirement, welfare or incentive plan or contract to which Whatcom, the Bank or any Whatcom Subsidiary is a party or by which it is bound; or (iii) plan or agreement under which "fringe benefits" (including, but not limited to, vacation plans or programs, sick leave plans or programs and related benefits) are afforded any of the employees of Whatcom, the Bank or any Whatcom Subsidiary. Neither Whatcom nor the Bank has received any notice that any party to any such agreement, plan or contract is in default with respect to any material term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto. Neither Whatcom, the Bank nor any Whatcom Subsidiary has received notice from any governmental agency of any alleged violation of applicable laws that remains unresolved respecting employment and employment practices, terms and conditions of employment and wages and hours. Whatcom, the Bank and each Whatcom Subsidiary have complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to its employment practices, employee disabilities, wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate governmental authorities, and Whatcom, the Bank and each Whatcom Subsidiary have withheld and paid to the appropriate governmental authorities or are holding for payment not yet due to such authorities, all amounts required to be withheld from the employees of Whatcom, the Bank and each Whatcom Subsidiary and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. Except as set forth in Schedule 4.18, there is no: unfair labor practice complaint against Whatcom, the Bank or any Whatcom Subsidiary pending before the National Labor Relations Board or any state or local agency; pending labor strike or, to the best of knowledge of Whatcom and the Bank, other labor trouble affecting Whatcom, the Bank or any Whatcom Subsidiary; labor grievance pending against Whatcom, the Bank or any Whatcom Subsidiary; to the best knowledge of Whatcom and the Bank, pending representation question respecting the employees of Whatcom, the Bank or any Whatcom Subsidiary; pending arbitration proceedings arising out of or under any collective bargaining agreement to which Whatcom, the Bank or any Whatcom Subsidiary is a party, or to the best knowledge of Whatcom and the Bank, any basis for which a claim may be made under any collective bargaining agreement to which Whatcom, the Bank or any Whatcom Subsidiary is a party.

          4.19 Records and Documents. The Records of Whatcom and the Bank are and will be sufficient to enable the Bank to continue conducting its business under similar standards as Whatcom and the Bank has heretofore conducted such business.

          4.20 Capitalization of Whatcom. The authorized capital stock of Whatcom consists of 2,000,000 shares of Whatcom Common Stock. As of the date of this Merger Agreement, 638,209 shares of the Whatcom Common Stock were issued and outstanding and no shares of the Whatcom Common Stock were held by Whatcom as treasury stock. All of the outstanding Whatcom Common Stock is validly issued, fully-paid and nonassessable and has not been issued in violation of any preemptive rights of any Whatcom Shareholder. Except as described on Schedule 4.20 hereto, as of the date hereof, there are no outstanding securities or other obligations which are convertible into Whatcom Common Stock or into any other equity or debt security of Whatcom, and there are no outstanding options, warrants, rights, scrip, rights to subscribe to, calls or other commitments of any nature which would entitle the holder, upon exercise thereof, to be issued Whatcom Common Stock or any other equity or debt security of Whatcom. Accordingly, immediately prior to the Effective Time, there will be not more than 713,493 shares of Whatcom Common Stock issued and outstanding.

          4.21 Capitalization of the Bank. The authorized capital stock of the Bank consists of 750,000 shares of common stock having a par value of $1.00 per share (the "Bank Common Stock"). As of the date of this Merger Agreement, 626,329 shares of Bank Common Stock were issued and outstanding and no shares of Bank Common Stock were held by the Bank as treasury stock. All of the outstanding Bank Common Stock is held beneficially and of record by Whatcom, free and clear of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever. All of the outstanding Bank Common Stock is validly issued, fully-paid and nonassessable and has not been issued in violation of any preemptive rights of any shareholder of the Bank. There are no outstanding securities or other obligations which are convertible into Bank Common Stock or into any other equity or debt security of the Bank, and there are no outstanding options, warrants, rights, scrip, rights to subscribe to, calls or other commitments of any nature which would entitle the holder, upon exercise thereof, to be issued Bank Common Stock or any other equity or debt security of the Bank.

          4.22 Sole Agreement. With the exception of this Merger Agreement, neither Whatcom, the Bank nor any Whatcom Subsidiary has been a party to: any letter of intent or agreement to merge, to consolidate, to sell or purchase assets (other than in the normal course of its business) or to any other agreement which contemplates the involvement of Whatcom, the Bank or any Whatcom Subsidiary of either (or any of their assets) in any business combination of any kind; or any agreement obligating Whatcom or the Bank to issue or sell or authorize the sale or transfer of Bank Common Stock. Except as described in Schedule 4.22 hereto, there are no (nor will there be at the Effective Time any) shares of capital stock or other equity securities of the Bank outstanding, except for shares of the Bank Common Stock presently issued and outstanding, and there are no (nor will there be at the Effective Time any) contracts, commitments, understandings, or arrangements by which Whatcom or the Bank is or may be bound to issue additional shares of their capital stock or options, warrants, or rights to purchase or acquire any additional shares of their capital stock. There are no (nor will there be at the Effective Time any) contracts, commitments, understandings, or arrangements by which Whatcom or any Whatcom Subsidiary is or may be bound to transfer or issue to any third party any shares of the capital stock of any Whatcom Subsidiary, and there are no (nor will there be at the Effective Time any) contracts, agreements, understandings or commitments relating to the right of Whatcom or the Bank to vote or to dispose of any such shares.

          4.23 Disclosure. The information concerning, and representations and warranties made by, Whatcom and the Bank set forth in this Merger Agreement, or in the Schedules of Whatcom and the Bank hereto, or in any document, statement, certificate or other writing furnished or to be furnished by Whatcom and the Bank to Acquiror pursuant hereto, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to Acquiror by Whatcom and the Bank pursuant hereto were or will be complete and accurate copies of such documents.

          4.24  Absence of Undisclosed Liabilities.  Except as described in
Schedule 4.24 hereto, neither Whatcom, the Bank nor any Whatcom Subsidiary has any obligation or liability (contingent or otherwise) that is material to the financial condition or operations of Whatcom, the Bank or any Whatcom Subsidiary, or that, when combined with all similar obligations or liabilities, would be material to the financial condition or operations of Whatcom, the Bank or any Whatcom Subsidiary (i) except as disclosed in the Whatcom Financial Statements delivered to Acquiror prior to the date of this Merger Agreement or (ii) except obligations or liabilities incurred in the ordinary course of its business consistent with past practices or (iii) except as contemplated under this Merger Agreement. Since December 31, 1997, neither Whatcom, the Bank nor any Whatcom Subsidiary has incurred or paid any obligation or liability which would be material to the financial condition or operations of Whatcom, the Bank or such Whatcom Subsidiary, except for obligations paid by the Bank under the terms of this Merger Agreement (all such obligations or payments are fully described by the Bank in Schedule 4.24 hereto) or in connection with transactions made by it in the ordinary course of its business consistent with past practices, laws and regulations applicable to the Bank or any Whatcom Subsidiary.

          4.25 Allowance for Loan Losses. The allowance for loan losses shown on the Whatcom Financial Statements is (with respect to periods ended on or before December 31, 1997) or will be (with respect to periods ending subsequent to December 31, 1997) adequate in all respects to provide for anticipated losses inherent in loans outstanding or for commitments to extend credit or similar off-balance sheet items (including accrued interest receivable) as of the dates thereof and is in compliance with the requirements of GAAP. Except as disclosed in Schedule 4.25 hereto, as of the date thereof, the Bank does not have any loan which has been criticized or classified by bank examiners representing any Regulatory Authority or by its independent auditors as "Special Mention," "Substandard," "Doubtful" or "Loss" or as a "Potential Problem Loan."

          The allowance for possible losses on other real estate owned ("OREO") shown on the Whatcom Financial Statements is (with respect to periods ended on or before December 31, 1997) or will be (with respect to periods ending subsequent to December 31, 1997) adequate in all respects to provide for anticipated losses inherent in OREO or held by the Bank or any Whatcom Subsidiary and the net book value of OREO on the Balance Sheet of the Whatcom Financial Statements is the fair value of the OREO in accordance with Statement of Position 92-3.

          4.26  Compliance with Laws.  Whatcom, the Bank and each Whatcom
Subsidiary:

               (a) Is in compliance with all laws, rules, regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business (including, but not limited to, those relating to consumer disclosure and currency transaction reporting) the breach or violation of which would or could reasonably be expected to have a material adverse effect on the financial condition or operations of Whatcom, the Bank or any Whatcom Subsidiary, or which would or could reasonably be expected to subject Whatcom, the Bank or any Whatcom Subsidiary or any of its directors or officers to civil money penalties;

               (b) Has received no notification or communication from any agency or department of federal, state, or local government or any of the Regulatory Authorities, or the staff thereof (i) asserting that Whatcom, the Bank or any Whatcom Subsidiary is or may not be in compliance with any of the statutes, rules, regulations, or ordinances which such governmental authority or Regulatory Authority enforces, which, as a result of such noncompliance, would result in a material adverse impact on Whatcom, the Bank or any Whatcom Subsidiary, (ii) threatening to revoke any license, franchise, permit, or governmental authorization which is material to the financial condition or operations of Whatcom, the Bank or any Whatcom Subsidiary, or (iii) requiring Whatcom, the Bank or any Whatcom Subsidiary to enter into a cease and desist order, consent, agreement, or memorandum of understanding; and

               (c) Is in material compliance with the applicable provisions of the Community Reinvestment Act ("CRA") and the regulations promulgated thereunder, and the Bank currently has a CRA rating of satisfactory or better. To the best knowledge of Whatcom and the Bank, there is no fact or circumstance or set of facts or circumstances which would cause the Bank to fail to comply with such provisions or cause the CRA rating of the Bank to fall below satisfactory.

          4.27 Absence of Regulatory Actions. Neither Whatcom, the Bank nor any of the Whatcom Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits nor has it been advised by any such governmental authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

          4.28  Employee Benefit Plans.

               (a) Whatcom and the Bank have previously provided to Acquiror and First Savings true and complete copies of each "employee pension benefit plan," as defined in Section 3(2) of ERISA which, to the best of knowledge of Whatcom and the Bank, is subject to any provision of ERISA and covers any employee, whether active or retired, of Whatcom, the Bank or any Whatcom Subsidiary or any other entity which is a member of a controlled group or is under common control with Whatcom, the Bank or any Whatcom Subsidiary in the manner defined and further described in Section 414(b), (c), or (m) of the Internal Revenue Code. Such plans are hereinafter referred to collectively as the "Employee Pension Benefit Plans", and each such Employee Pension Benefit Plan is listed in Schedule 4.28(a) hereto. Whatcom and the Bank have also provided to Acquiror and First Savings true and complete copies of all trust agreements, collective bargaining agreements, and insurance contracts related to such Employee Pension Benefit Plans.

               To the best knowledge of Whatcom and the Bank, each Employee Pension Benefit Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code is so qualified and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Internal Revenue Code. Copies of the latest determination letters concerning the qualified status of each Employee Pension Benefit Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code have been provided to Acquiror and First Savings. Requests for determination letters relating to amendments required to cause such Employee Pension Benefit Plans to be in compliance with the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984 and the Retirement Equity Act of 1984 were timely filed and have been received by Whatcom, the Bank and the Whatcom Subsidiaries. Requests for determination letters relating to any subsequent amendments to such plans which are currently pending have been provided to Acquiror and First Savings. All such requests were timely and properly filed and appropriate notice of any such filing was timely and properly provided to affected plan participants and beneficiaries.

               Each of the Employee Pension Benefit Plans has been operated in substantial conformity with the written provisions of the applicable plan documents which have been delivered to Acquiror and First Savings and in compliance with the requirements prescribed by all statutes, orders, rules, and regulations including, but not limited to, ERISA and the Internal Revenue Code, which are applicable to such Employee Pension Benefit Plans. To the extent that the operation of an Employee Pension Benefit Plan has deviated from the written provisions of the plan, such operational deviations have been disclosed in Schedule 4.28(a) hereto. All such deviations have been made in conformity with applicable laws, including ERISA and the Internal Revenue Code.

               With respect to Employee Pension Benefit Plans which are subject to the annual report requirement of ERISA Section 103 or to the annual return requirement of Internal Revenue Code Section 6047, all required annual reports and annual returns, or such other documents as may have been required as alternative means of compliance with the annual report requirement, have been timely filed. Copies of all such annual returns/reports, including all attachments and Schedules, for the three (3) plan years immediately preceding the current date have been delivered to Acquiror and First Savings. With respect to Employee Pension Benefit Plans which complied with the annual return requirement by satisfaction of an alternate compliance method, any documents required to be filed with the Department of Labor in satisfaction of such requirements have been provided to Acquiror and First Savings.

               With respect to all Employee Pension Benefit Plans which are subject to the summary plan description requirement of ERISA Section 102, all such summary plan descriptions as were or will be required to be filed with the Department of Labor and distributed to participants and beneficiaries have been filed and timely distributed. Copies of all such summary plan descriptions have been delivered to Acquiror and First Savings. No Employee Pension Benefit Plan constitutes a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA.

               No Employee Pension Benefit Plan subject to Part III of Subtitle B of ERISA or Section 412 of the Internal Revenue Code, or both, has incurred an "accumulated funding deficiency" within the meaning of Internal Revenue Code Section 412, whether or not waived. All required contributions to all Employee Pension Benefit Plans have been timely made. Any penalties or taxes which have been incurred by Whatcom, the Bank or any Whatcom Subsidiary or by any Employee Pension Benefit Plan with respect to the timing or amount of payment of any contribution to an Employee Pension Benefit Plan have been timely paid. The limitations of Internal Revenue Code Section 415 have not been exceeded with respect to any Employee Pension Benefit Plan or combination of such plans to which such limitations apply.

               Except as disclosed in Schedule 4.28(a) hereto, no "reportable event" (as described in Section 4043(b) of ERISA) has occurred with respect to any Employee Pension Benefit Plan. No Employee Pension Benefit Plan or any trust created thereunder, nor any "disqualified person" with respect to the plan (as defined in

Section 4975 of the Internal Revenue Code), has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code, which could subject such Employee Pension Benefit Plan, any such trust or any such disqualified person (other than a person for whom neither Whatcom, the Bank nor any Whatcom Subsidiary is directly or indirectly responsible) to liability under Title I of ERISA or to the imposition of any tax under Section 4975 of the Internal Revenue Code.

               No condition exists with regard to any Employee Pension Benefit Plan which constitutes grounds for the termination of such plan pursuant to Section 4042 of ERISA.

               No Employee Pension Benefit Plan is subject to Title IV of
ERISA.

               No tax has been, will be, or is reasonably anticipated to be imposed under Internal Revenue Code Section 4978, 4978A, 4978B, or 4979A due to the operation of an Employee Pension Benefit Plan sponsored by Whatcom, the Bank or any Whatcom Subsidiary which is an employee stock ownership plan ("ESOP").

               Except as disclosed in Schedule 4.28(a) hereto, all Employee Pension Benefit Plans were in effect for substantially all of calendar year 1997. There has been no material amendment of any such plans (other than amendments required to comply with applicable law) or material increase in the cost of maintaining such plans or providing benefits thereunder on or after the last day of the plan year which ended in calendar year 1997 for each such Employee Pension Benefit Plan.

               Whatcom and the Bank have provided to Acquiror and First Savings copies of the annual actuarial valuation or allocation report for each Employee Pension Benefit Plan for the three (3) plan years for such plan immediately preceding the current date. With regard to Employee Pension Benefit Plans which are not intended to be qualified under Section 401(a) of the Internal Revenue Code, copies of financial statements or reports containing information regarding the expense of maintaining any such Employee Pension Benefit Plan for the three (3) plan years preceding the current date have been delivered to Acquiror and First Savings.

               Whatcom and the Bank have provided to Acquiror and First Savings copies of all filings regarding the Employee Pension Benefit Plans which have been made with the Regulatory Authorities for the three (3) plan years preceding the current date.

          (b) Whatcom and the Bank have furnished to Acquiror and First Savings true and complete copies of each "Employee Welfare Benefit Plan" as defined in Section 3(1) of ERISA, which, to the best knowledge of Whatcom and the Bank, is subject to any provision of ERISA and covers any employee, whether active or retired, of Whatcom, the Bank or any Whatcom Subsidiary or members of a controlled group or entities under common control with Whatcom, the Bank or the Whatcom Subsidiaries in the manner defined and further described in Section 414(b), (c), or (m) of the Internal Revenue Code. Such plans are hereinafter referred to collectively as the "Employee Welfare Benefit Plans", and each such Employee Welfare Benefit Plan is listed in Schedule 4.28(b) hereto.

               Whatcom and the Bank have also provided to Acquiror and First Savings true and complete copies of documents establishing all funding instruments for such Employee Welfare Benefit Plans, including but not limited to, trust agreements, cafeteria plans (pursuant to Internal Revenue Code Section 125), and voluntary employee beneficiary associations (pursuant to Internal Revenue Code Section 501(c)(9)). Each of the Employee Welfare Benefit Plans has been operated in substantial conformity with the written provisions of the plan documents which have been delivered to Acquiror and First Savings and in compliance with the requirements prescribed by all statutes, orders, rules, and regulations including, but not limited to, ERISA and the Internal Revenue Code, which are applicable to such Employee Welfare Benefit Plans. Any deviation in the operation of such plans from the requirements of the plan documents or of applicable laws have been listed in Schedule 4.28(b) hereto. Whatcom and the Bank have provided any notification required by law to any participant covered under any Employee Welfare Benefit Plan which has failed

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
to comply with the requirements of any Internal Revenue Code section which results in the imposition of a tax on benefits provided to such participants under such plan.

               With respect to all Employee Welfare Benefit Plans which are subject to the annual report requirement of ERISA Section 103 or to the annual return requirement of Internal Revenue Code Section 6039D, all annual reports and annual returns as were required to be filed pursuant to such sections have been timely filed. Copies of all such annual returns/reports, including all attachments and Schedules, for the three (3) plan years immediately preceding the current date for all plans subject to such requirements have been delivered to Acquiror and First Savings. With respect to all Employee Welfare Benefit Plans which are subject to the summary plan description requirement of ERISA Section 102, all such summary plan descriptions as were required to be filed with the Department of Labor and distributed to participants and beneficiaries have been timely filed and distributed. Copies of all such summary plan descriptions have been delivered to Acquiror and First Savings.

               Except as disclosed in Schedule 4.28(b) hereto, all Employee Welfare Benefit Plans which are in effect were in effect for substantially all of calendar year 1997. Except as disclosed in Schedule 4.28(b) hereto, there has been with respect to such Employee Welfare Benefit Plans no material amendment thereof or material increase in the cost thereof or benefits payable thereunder on or after January 1, 1998.

               No Employee Welfare Benefit Plan or any trust created thereunder, nor any "party in interest" with respect to the plan (as defined in Section 3(14) of ERISA), has engaged in a "prohibited transaction," as such term is defined in Section 406 of ERISA, which could subject such Employee Welfare Benefit Plan, any such trust, or any party in interest (other than a person for whom neither Whatcom, the Bank nor any Whatcom Subsidiary is directly or indirectly responsible) to the imposition of a penalty for such prohibited transaction under Section 502(i) of ERISA. The Department of Labor has not assessed any such penalty or served notice to Whatcom, the Bank or any Whatcom Subsidiary that such a penalty may be imposed upon any Employee Welfare Benefit Plan.

               Neither Whatcom, the Bank nor any Whatcom Subsidiary has failed to make any contribution to, or pay any amount due and owing by Whatcom, the Bank or a Whatcom Subsidiary under the terms of, an Employee Welfare Benefit Plan. Except as disclosed in Schedule 4.28(b) hereto, no claims have been incurred with respect to any Employee Welfare Benefit Plan which may, to the best knowledge of Whatcom and the Bank, constitute a liability for Whatcom, the Bank or any Whatcom Subsidiary after the application of any insurance, trust or other funds which are applicable to the payment of such claims.

               Except as disclosed in Schedule 4.28(b) hereto, to the best knowledge of Whatcom and the Bank, no condition exists that could subject any Employee Welfare Benefit Plan or any person (other than a person for whom neither Whatcom, the Bank nor any Whatcom Subsidiary is directly or indirectly responsible) to liabilities, damages, losses, taxes, or sanctions that arise under Section 4980B of the Internal Revenue Code or Sections 601 through 608 of ERISA for failure to comply with the continuation health care coverage requirements of ERISA Sections 601 through 608 and Internal Revenue Code Section 4980B with respect to any current or former employee of Whatcom, the Bank or any Whatcom Subsidiary, or the beneficiaries of such employee.

          (c) Whatcom and the Bank have furnished to Acquiror and First Savings true and complete copies and/or descriptions of each plan or arrangement maintained or otherwise contributed to by Whatcom, the Bank or any Whatcom Subsidiary which is not an Employee Pension Benefit Plan and is not an Employee Welfare Benefit Plan and which (exclusive of base salary and base wages) provides for any form of current or deferred compensation, bonus, stock option, profit sharing, retirement, group health or insurance, welfare benefits, fringe benefits, or similar plan or arrangement for the benefit of any employee or class of employees, whether active or retired, or independent contractors of Whatcom, the Bank or any Whatcom Subsidiary. Such plans and arrangements shall collectively be referred to herein as "Benefit Arrangements" and all such Benefit Arrangements of Whatcom, the Bank and the Whatcom Subsidiaries are listed on Schedule 4.28(c) hereto. Except as disclosed in Schedule 4.28(c) hereto, there are no other benefit arrangements of Whatcom and the Bank and all Benefit Arrangements which are in effect were in effect

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for substantially all of calendar year 1997.  Except as disclosed in
Schedule 4.28(c) hereto, there has been with respect to Benefit Arrangements no material amendment thereof or material increase in the cost thereof or benefits payable thereunder on or after January 1, 1998. There has been no material increase in the base salary and wage levels of Whatcom, the Bank or any Whatcom Subsidiary and, except in the ordinary course of business, no change in the terms or conditions of employment (including severance benefits) compared, in each case, to those prevailing for substantially all of calendar year 1997. Except as disclosed in
Schedule 4.28(c) hereto, there has been no material increase in the compensation of, or benefits payable to, any senior executive employee of Whatcom, the Bank or any Whatcom Subsidiary on or after January 1, 1998 nor has any employment, severance, or similar contract been entered into with any such employee, nor has any amendment to any such contract been made on or after January 1, 1998.

               With respect to all Benefit Arrangements which are subject to the annual return requirement of Internal Revenue Code Section 6039D, all annual returns as were required to be filed have been timely filed. Copies of all such annual returns for the three (3) plan years immediately preceding the current date have been delivered to Acquiror and First Savings.

          (d) Listed in Schedule 4.28(d) hereto are all Employee Pension Benefit Plans, Employee Welfare Benefit Plans, and Benefit Arrangements which provide compensation or benefits which become effective upon a change in control of Whatcom, the Bank or any Whatcom Subsidiary, including, but not limited to, additional compensation or benefits, or acceleration in the amount or timing of payment of compensation or benefits which had become effective prior to the date of such acceleration. Except as disclosed in
Schedule 4.28(d) hereto, there is no Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement covering any employee of Whatcom, the Bank or any Whatcom Subsidiary which individually or collectively could give rise to the payment of any amount which would constitute an "excess parachute payment", as such term is defined in
Section 280G of the Internal Revenue Code and Regulations proposed pursuant to that section.

          (e) Except as described in Schedule 4.28(e) hereto, each Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any officer, director, employee, or other person may be terminated by Whatcom or the Bank within a period of no more than thirty (30) days following the effective time of the merger, without payment of any amount as a penalty, bonus, premium, severance pay, or other compensation for such termination. No limitation on the right to terminate any such plan has been communicated by Whatcom, the Bank or any Whatcom Subsidiary to employees, former employees, or retirees who are or may be participants in or beneficiaries of such plans or arrangements. No Employee Pension Benefit Plan which is qualified under Section 401(a) of the Internal Revenue Code is a qualified defined benefit pension plan.

          (f) Except as disclosed in Schedule 4.28(f) hereto, neither Whatcom, the Bank nor any Whatcom Subsidiary has received notice from any governmental agency of any alleged violation of applicable laws or of any prospective audit or other investigation for the purpose of reviewing compliance with applicable laws with respect to any Employee Pension Benefit Plan, Employee Welfare Benefit Plan or Benefit Arrangement.

               Except as disclosed in Schedule 4.28(f) hereto, no suits, actions, or claims have been filed in any court of law or with any governmental agency regarding the operation of any Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement and no such additional suits, actions, or claims are, to the best knowledge of Whatcom and the Bank, anticipated to be filed.

          4.29  Material Contracts. (a)     Except as set forth on Schedule
4.29 (and with a true and correct copy of the document or other item in question attached to such Schedule), neither Whatcom, the Bank nor any Whatcom Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

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
                         (i) any agreement, arrangement or commitment (A) not made in the ordinary course of business or (B) pursuant to which Whatcom, the Bank or any Whatcom Subsidiary is or may become obligated to invest in or contribute capital to any Whatcom Subsidiary or any other entity;

                         (ii) any agreement, indenture or other instrument not disclosed in the Whatcom Financial Statements relating to the borrowing of money by Whatcom, the Bank or any Whatcom Subsidiary or the guarantee by Whatcom, the Bank or any Whatcom Subsidiary of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by any Whatcom Subsidiary, such as deposits, Fed Funds borrowings and repurchase agreements);

                         (iii) any contract, agreement or understanding with any labor union or collective bargaining organization;

                         (iv) any contract containing covenants which limit the ability of Whatcom, the Bank or any Whatcom Subsidiary to compete in any line of business or with any person or containing any restriction of the geographical area in which, or method by which, Whatcom, the Bank or any Whatcom Subsidiary may carry on its business (other than as may be required by law or any applicable Regulatory Authority);

                         (v)  any contract or agreement which is a
     "material contract" within the meaning of Item 601(b)(10) of Regulation S-K promulgated by the SEC;

                         (vi) any lease with annual rental payments aggregating $25,000 or more;

                         (vii) consulting agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business) involving the payment of more than $25,000 per annum;

                         (viii) any agreement with any executive officer or other key employee of Whatcom, the Bank or any Whatcom Subsidiary the benefits of which are contingent, or the terms of which are materially altered or any payments or rights are accelerated, upon the occurrence of a transaction involving Whatcom, the Bank or any of the Whatcom Subsidiaries of the nature contemplated by this Merger Agreement;

                         (ix) any agreement with respect of any executive officer of Whatcom, the Bank or any Whatcom Subsidiary providing any term of employment or compensation guarantee extending for a period longer than one year and for the payment of in excess of $50,000 per annum;

                         (x) any agreement with any director or executive officer of Whatcom, the Bank or any Whatcom Subsidiary providing for indemnification of such person; or

                         (xi)  agreement or plan, including any stock
     option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Merger Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Merger Agreement.

               (b) Except as disclosed on Schedule 4.29, no officer or director of Whatcom, the Bank or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Whatcom, the Bank or any of the Whatcom Subsidiaries.

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
          4.30 Material Contract Defaults. Neither Whatcom, the Bank nor any Whatcom Subsidiary is in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default is reasonably expected to have either individually or in the aggregate a material adverse effect on the condition (financial or other) of Whatcom, the Bank or any Whatcom Subsidiary, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          4.31 Reports. Since January 1, 1995, Whatcom and the Bank have filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the FDIC; (ii) the FRB; and (iii) any other applicable federal or state securities or banking authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the requirements of their respective forms and all of the statutes, rules, and regulations enforced or promulgated by the Regulatory Authority with which they were filed. All such reports were true and complete in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Whatcom and the Bank have previously provided to Acquiror and First Savings true and correct copies of all such reports and any amendments thereto filed by Whatcom or the Bank after January 1, 1995.

          4.32 Statements True and Correct. None of the information prepared by, or on behalf of, Whatcom, the Bank or any Whatcom Subsidiary regarding Whatcom, the Bank or any Whatcom Subsidiary included in the Proxy Statement/Prospectus mailed to Whatcom's shareholders in connection with the Shareholders Meeting, and any other documents filed with the FRB, the FDIC or any other Regulatory Authority in connection with the transaction contemplated herein (if applicable), will be, at the respective times such documents are filed, and, with respect to the Proxy Statement/Prospectus, when first mailed to the shareholders of Whatcom, false or misleading with respect to any material fact, or will omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of the Shareholders Meeting, false or misleading with respect to any material fact, or omit to state any material fact necessary to make any statements therein, in light of the circumstances under which they were made, not misleading.

          4.33 Brokers and Finders. Except as set forth in the agreement with Columbia Financial Advisors, Inc. dated May 6 1998, which has not been amended since such date, neither Whatcom, the Bank nor any Whatcom Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder, or agreed to pay any fees to any director or former director or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder, or director or former director of Whatcom and the Bank, has acted directly or indirectly for Whatcom, the Bank or any Whatcom Subsidiary, in connection with this Merger Agreement or the transactions contemplated hereby.

          4.34 Derivatives Contracts; Structured Notes; Etc. Neither Whatcom, the Bank nor any Whatcom Subsidiary is a party to or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivative contract (including various combinations thereof) (each a "Derivatives Contract") or owns securities that (1) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (2) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts, structured notes and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance, and listed (as of the date hereof) on Schedule 4.34.

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
          4.35 Year 2000 Issues. Expenses associated with resolving Year 2000 technology issues are not expected to have a material adverse effect on the financial condition or results of operations of Whatcom or the Bank, nor are Year 2000 technology issues expected to have a material adverse effect on the operations of Whatcom or the Bank.

          4.36 Loans. To the best knowledge of Whatcom, with respect to each loan owned by Whatcom in whole or in part: (i) the note and any related mortgage are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms; (ii) neither Whatcom nor any prior holder of a loan has modified the related documents in any material respect or satisfied, canceled or subordinated such mortgage or note except as otherwise disclosed by documents in the applicable loan file; (iii) Whatcom is the sole holder of legal and beneficial title to each loan (or Whatcom's applicable participation interest), as applicable and there has not been any assignment or pledge of any loan; and (iv) the note, mortgage and any other collateral documents, copies of which are included in the loan files, are true and correct copies of the documents they purport to be and have not been superseded, amended, modified, canceled or otherwise changed except as disclosed by documents in the applicable loan file.

                              ARTICLE 5

                        COVENANTS OF ACQUIROR

          5.1 Regulatory Approvals. Within a reasonable time after execution of this Merger Agreement, Acquiror shall file any and all applications with the appropriate government Regulatory Authorities in order to obtain the Government Approvals and shall take such other actions as may be reasonably required to consummate the transactions contemplated in this Merger Agreement and the Plans of Merger with reasonable promptness. Acquiror shall pay all fees and expenses arising in connection with such applications for regulatory approval. Acquiror agrees to provide the appropriate Regulatory Authorities with the information required by such authorities in connection with Acquiror's applications for regulatory approval and Acquiror agrees to use its best efforts to obtain such regulatory approvals, and any other approvals and consents as may be required for the Closing, as promptly as practicable; provided, however, that nothing in this Section 5.1 shall be construed to obligate Acquiror to take any action to meet any condition required to obtain prior regulatory approval if any such condition materially differs from conditions customarily imposed by such Regulatory Authorities in orders approving acquisitions of the type contemplated by this Merger Agreement, constitutes a significant impediment upon Acquiror's ability to carry on its business or acquisition programs (as may be determined in the sole discretion of Acquiror) or requires Acquiror to increase the Bank's capital ratios to amounts in excess of the FDIC's minimum capital ratio guidelines which may be in effect from time to time.

          5.2 Preparation of Registration Statement. Acquiror, in cooperation with Whatcom, shall prepare and file with the SEC a Registration Statement on Form S-4 with respect to the shares of Acquiror Common Stock to be issued in the Corporate Merger ("Registration Statement"). Such Registration Statement shall contain a Proxy Statement/Prospectus which shall serve as the proxy statement of Whatcom for the Shareholders Meeting and as the prospectus of Acquiror for the shares of Acquiror Common Stock to be issued in the Corporate Merger. Acquiror shall use its best efforts to cause the Registration Statement to become effective.

          5.3 Registration Statement Effectiveness. Acquiror will advise Whatcom, promptly after Acquiror receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Acquiror Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

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
          5.4 Employees. Upon consummation of the Corporate Merger, all employees of Whatcom, the Bank and the Whatcom Subsidiaries shall be deemed to be at- will employees except for those employees who are parties to a written employment agreement.

          (a) As soon as administratively practicable after the Effective Time, employees of Whatcom and the Bank who continue as employees of the Acquiror and First Savings shall be entitled to participate on an equitable basis in the same benefit plans, programs or policies as are generally available to Acquiror's and First Savings's employees of similar rank and status. For purposes of eligibility and vesting (but not for the accrual of benefits) under such plans, programs or policies, employees of Whatcom and the Bank who continue as Acquiror's or First Savings's employees will be credited for prior years of service with Whatcom and the Bank, and there shall be no exclusion from coverage under the Acquiror's or First Savings's health insurance plan as a result of pre-existing conditions to the extent such conditions were covered under any health insurance plan maintained by Whatcom prior to the Effective Time.

          (b) Prior to the Effective Time, the Bank shall terminate the Whatcom State Bank Employee Stock Ownership Plan ("ESOP") by proper action of the Board of Directors of the Bank. At or as soon as administratively practicable after the Effective Time, the ESOP shall convert to cash a sufficient number of shares of Acquiror Common Stock as may be received by the ESOP with respect to unallocated shares of Whatcom Common Stock held by the ESOP at the Effective Time to the repayment in full of the outstanding ESOP indebtedness to Key Bank. Any surplus of cash and/or Acquiror Common Stock remaining after repayment of such indebtedness shall be allocated as investment earnings of the ESOP to the accounts of ESOP participants (and, if required, to the accounts of former participants or their beneficiaries) in proportion to their account balances at the Effective Time (except to the extent that such allocations would be subject to the limitations of
Section 415 of the Internal Revenue Code for that year). In connection with the termination of the ESOP, the ESOP shall be submitted to the Internal Revenue Service for a determination regarding its qualification, including the proposed allocation of unallocated surplus, and, upon receipt of a favorable determination, distributions shall be made to ESOP participants or beneficiaries in accordance with ERISA and the Internal Revenue Code. In the event that any portion of the surplus is only allocable subject to the limitations of Section 415 of the Internal Revenue Code, such amount shall be allocated to the greatest extent possible subject to Section 415 and, in the event the combined benefits allocable under the ESOP and any tax-qualified plan of the Acquiror in the year of allocation exceed the limitations of Section 415, any required reduction in such allocations shall be made first to benefits allocable under the Acquiror's plans.

          (c) Prior to the Effective Time, Whatcom and the Bank shall terminate the Whatcom State Bank 401(k) Profit Sharing Plan (the "401(k) Plan") by proper action of the Board of Directors of Whatcom and the Bank; provided, however, that, in the event such action is not taken prior to the Effective Time, the 401(k) Plan shall thereafter be merged with and into a comparable plan of the Acquiror. In connection with such termination, the 401(k) Plan shall be submitted to the Internal Revenue Service for a determination regarding its qualification and, upon receipt of a favorable determination, distributions shall be made to participants in accordance with ERISA and the Internal Revenue Code. Neither the Acquiror nor First Savings shall have any obligation to make contributions to the 401(k) Plan after the Effective Time.

          (d) The Acquiror agrees to honor the terms of the Whatcom employment and deferred compensation agreements set forth in Schedule 4.28; provided, however, in no event shall the Acquiror or First Savings be obligated to make any payment or provide any benefits whatsoever to any officer or employee of Whatcom under any circumstance in which such payments or benefits, whether due under such agreements or otherwise, is or will not be deductible by the Acquiror or First Savings by reason of
Section 280G of the Internal Revenue Code.

          (e) If any employee of Whatcom who is not a party to an employment, severance or similar agreement with Whatcom is terminated by the Acquiror or First Savings without cause within six months after the Effective Time (as determined in the reasonable discretion of the Board of Directors of the Company), such employee shall be paid a severance payment by the Company or First Savings equal to one week's compensation for each full year's employment at Whatcom and First Savings, not to exceed a maximum of 12 weeks compensation.

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
          5.5 Reasonable Efforts to Close. Subject to the terms and conditions of this Merger Agreement, Acquiror agrees to use all its best efforts and to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, with reasonable promptness after the date of this Merger Agreement, the transactions contemplated by this Merger Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transaction contemplated by this Merger Agreement; provided, however, that such efforts do not impose unreasonable expense or obligations on Acquiror. Acquiror shall use, and shall cause each of its Subsidiaries to use, its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of each of the transactions contemplated by this Merger Agreement.

          5.6  Indemnification and Insurance.

               (a) Acquiror agrees that all rights to indemnification or exculpation now existing in favor of the directors and officers of Whatcom and the Bank as provided in their respective articles, bylaws, indemnification agreements or other written agreements in effect as of the date hereof with respect to matters occurring prior to the Closing Date shall survive the Corporate Merger and shall continue in full force and effect. If Acquiror or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, in each such case, Acquiror shall use its best efforts to cause the successor and assigns of Acquiror to assume the obligations set forth in this Section 5.6.

               (b) Acquiror, or Whatcom with the consent of Acquiror, shall use its best efforts to cause the persons serving as officers and directors of Whatcom and the Bank immediately prior to the Closing Date to be covered for a period of two years after the Closing Date by the current policies of directors and officers liability insurance maintained by Whatcom with respect to acts or omissions occurring prior to the Closing Date which were committed to such officers and directors in their capacity as such (provided that Acquiror may substitute therefor policies of at least the same coverage and amounts containing the terms and conditions which are no less advantageous to such officers and directors); provided, however, that Acquiror shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the premiums paid as of the date hereof by Whatcom for such insurance. The provision of this Section 5.6 are intended to be for the benefit of, and shall be enforceable by, each of the present and former officers and directors of Whatcom and the Bank and each such person's respective heirs and representatives.

          5.7 Access. Upon notice of at least 48 hours, Acquiror shall afford Whatcom and its representatives access, during normal business hours throughout the period up to the Effective Date, to all of the properties, books and records, provided that no investigation pursuant to this Section
5.7 shall affect or be deemed to modify or waive any representation or warranty made by Acquiror in this Merger Agreement or the conditions to the obligations of Acquiror to consummate the transactions contemplated by this Merger Agreement.

                              ARTICLE 6

                  COVENANTS OF WHATCOM AND THE BANK

          6.1 Shareholders Meeting. Whatcom shall call a special meeting of the holders of Whatcom Common Stock to be held as soon as practicable for purposes of voting upon the transactions contemplated hereby and Whatcom shall use its best efforts to solicit and obtain the votes of the holders of Whatcom Common Stock in favor of the transactions contemplated hereby and, subject to the exercise of its fiduciary duties, the Board of Directors of Whatcom shall recommend approval of such transactions by such holders. In connection with the Shareholders Meeting, the Acquiror and Whatcom shall cooperate in the preparation of the Proxy Statement/Prospectus and, with the approval

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of each of the Acquiror and Whatcom, which approvals will not be unreasonably withheld, the Proxy Statement/Prospectus will be mailed to the shareholders of Whatcom.

          6.2 Conduct of Business -- Affirmative Covenants. Unless the prior written consent of Acquiror shall have been obtained, and, except as otherwise contemplated herein:

               (a) Whatcom and the Bank shall, and shall cause each Whatcom Subsidiary to:

                    (i) Operate its business only in the usual, regular, and ordinary course;

                    (ii) Preserve intact its business organizations and assets and to maintain its rights and franchises;

                    (iii) Take no action, unless otherwise required by law, rules or regulation, that would (A) materially adversely affect the ability of any of them or Acquiror to obtain any necessary approvals of Regulatory Authorities required to consummate the transactions contemplated by this Merger Agreement, or (B) adversely affect the ability of such Party to perform its covenants and agreements under this Merger Agreement;

                    (iv) Except as they may terminate in accordance with their terms, keep in full force and effect, and not default in any of their obligations under, all material contracts;

                    (v) Keep in full force and effect insurance coverage with responsible insurance carriers which is reasonably adequate in coverage and amount for companies the size of the Whatcom, Bank or such Whatcom Subsidiary and for the businesses and properties owned by each and in which each is engaged, to the extent that such insurance is reasonably available;

                    (vi) Use its best efforts to retain the Bank's present customer base and to facilitate the retention of such customers after the Effective Time;

                    (vii) Maintain, renew, keep in full force and effect, and preserve its business organization and material rights and franchises, permits and licenses, and to use its best efforts to maintain positive relations with its present employees so that such employees will continue to perform effectively and will be available to Whatcom and the Bank or Acquiror and Acquiror's Subsidiaries at and after the Effective Time, and to use its best efforts to maintain its existing, or substantially equivalent, credit arrangements with banks and other financial institutions and to assure the continuance of the Bank's customer relationships; and

               (b) Whatcom and the Bank agree to use their best efforts to assist Acquiror and First Savings in obtaining the Government Approvals necessary to complete the transactions contemplated hereby, and Whatcom and the Bank shall provide to Acquiror and First Savings or to the appropriate governmental authorities all information reasonably required to be submitted in connection with obtaining such approvals;

               (c) Whatcom and the Bank, at their own cost and expense, shall use their best efforts to secure all consents and releases, if any, of third parties necessary or desirable for the consummation of the transactions contemplated by this Merger Agreement and shall comply with all applicable laws, regulations and rulings in connection with this Merger Agreement and the consummation of the transactions contemplated hereby;

               (d) At all times to and including, and as of, the Closing, Whatcom and the Bank shall inform Acquiror and First Savings in writing of any and all facts necessary to amend or supplement the representations and warranties made herein and the Schedules attached hereto as necessary so that the representations and warranties and information provided in the schedules remain true and correct in all respects; provided, however, that any such

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
updates to Schedules shall be required prior to the Closing only with respect to matters which represent material changes to the Schedules and the information contained therein; and provided further, that before such amendment, supplement or update may be deemed to be a part of this Merger Agreement, Acquiror and First Savings shall have agreed in writing to each amendment, supplement or update to the Schedules made subsequent to the date of this Merger Agreement as an amendment to this Merger Agreement;

               (e) At all times to and including, and as of, the Closing, Whatcom and the Bank shall give such further assistance to Acquiror and First Savings and shall execute, acknowledge and deliver all such documents and instruments as Acquiror and First Savings may reasonably request and take such further action as may be reasonably necessary or appropriate effectively to consummate the transactions contemplated by this Merger Agreement;

               (f) Between the date of this Merger Agreement and the Closing Date, Whatcom and the Bank shall afford Acquiror and First Savings and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of, or relating to Whatcom and the Bank. Whatcom and the Bank shall provide reasonable assistance to Acquiror and First Savings in its investigation of matters relating to Whatcom and the Bank;

               (g) Whatcom and the Bank have taken or will take all steps necessary to exempt the transactions contemplated by this Merger Agreement from any applicable state takeover or similar law or takeover or similar provision in the charter documents or bylaws of Whatcom and the Bank, including without limitation any provisions of the Articles of Incorporation of Whatcom restricting the ownership or acquisition of Whatcom's capital stock or imposing any "fair price" or supermajority director or stockholder vote requirements;

               (h) Subject to the terms and conditions of this Merger Agreement, Whatcom and the Bank agree to use all reasonable efforts and to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, with reasonable promptness after the date of this Merger Agreement, the transactions contemplated by this Merger Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transaction contemplated by this Merger Agreement; provided, however, that such efforts do not impose unreasonable expense or obligations on Whatcom and the Bank.

               (i) At the request of Acquiror and First Savings, Whatcom and the Bank shall hire an outside consultant reasonably acceptable to Acquiror and First Savings to undertake to determine as soon as reasonably practicable but in any event prior to Closing whether or not there are any underground storage tanks, asbestos, ureaformaldehyde, polychlorinated biphenyls, solid wastes or hazard substances, as defined in the Model Toxics Control Act, CERCLA or any other applicable Environmental Laws, present at or on any of the "other real estate owned" of Whatcom, the Bank or any Whatcom Subsidiary (excluding any one- to four-family residential property with appraised value less than $150,000) or at or on any of the branch or office facilities owned by Whatcom, the Bank or any Whatcom Subsidiary. Such investigation shall be conducted in a manner reasonably satisfactory to Acquiror and First Savings, and the results of such investigation shall be set forth in a written report delivered to Acquiror and First Savings prior to Closing. The scope and detail of such report shall be reasonably satisfactory to Acquiror and First Savings. It is understood that the investigation shall be a "Phase I." In the event the Corporate Merger is not consummated and the failure to consummate the Corporate Merger is not due to an adverse environmental assessment or other actions on the part of Whatcom or the Bank, Acquiror will reimburse Whatcom and the Bank for the cost of any environmental assessment requested by Acquiror pursuant to this section.

          6.3 Conduct of Business -- Negative Covenants. From the date of this Merger Agreement until the earlier of the Effective Time or the termination of this Merger Agreement, Whatcom and the Bank covenant and agree they will neither do, nor agree or commit to do, nor permit any Whatcom Subsidiary to do or commit or agree to

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
do, any of the following without the prior written consent of the chief executive officer, president, or chief financial officer of Acquiror:

               (a) Except as expressly contemplated by this Merger Agreement or the Plans of Merger, amend its Articles of Incorporation or Bylaws; or

               (b) Impose, or suffer the imposition, on any share of capital stock held by it or by any of its Subsidiaries of any lien, charge, or encumbrance, or permit any such lien, charge, or encumbrance to exist; or

               (c) (i) Repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any shares of its capital stock or other equity securities or any securities or instruments convertible into any shares of its capital stock, or any rights or options to acquire any shares of its capital stock or other equity securities except as expressly permitted by this Merger Agreement or the Plans of Merger; or (ii) split or otherwise subdivide its capital stock; or (iii) recapitalize in any way; or
(iv) declare a stock dividend on the Whatcom Common Stock; or (v) pay or declare a cash dividend or make or declare any other type of distribution on the Whatcom Common Stock; or

               (d) Except as expressly permitted by this Merger Agreement, acquire direct or indirect control over any corporation, association, firm, organization or other entity, other than in connection with (i) mergers, acquisitions, or other transactions approved in writing by Acquiror, (ii) internal reorganizations or consolidations involving existing Subsidiaries,
(iii) foreclosures in the ordinary course of business and not knowingly exposing it to liability by reason of Hazardous Substances, (iv) acquisitions of control in its fiduciary capacity, or (v) the creation of new subsidiaries organized to conduct or continue activities otherwise permitted by this Merger Agreement; or

               (e) Except as expressly permitted by this Merger Agreement or the Plans of Merger, to (i) issue, sell, agree to sell, or otherwise dispose of or otherwise permit to become outstanding any additional shares of Whatcom Common Stock or any other capital stock of Whatcom, the Bank or of any Whatcom Subsidiary, or any stock appreciation rights, or any option, warrant, conversion, call, scrip, or other right to acquire any such stock, or any security convertible into any such stock, unless any such shares of such stock are directly sold or otherwise directly transferred to Whatcom, the Bank or any Whatcom Subsidiary, or (ii) sell, agree to sell, or otherwise dispose of any substantial part of the assets or earning power of Whatcom, the Bank or of any Whatcom Subsidiary; or (iii) sell, agree to sell, or otherwise dispose of any asset of Whatcom, the Bank or any Whatcom Subsidiary other than in the ordinary course of business for reasonable and adequate consideration; or (iv) buy, agree to buy or otherwise acquire a substantial part of the assets or earning power of any other Person or entity; or

               (f) Incur, or permit any Whatcom Subsidiary to incur, any additional debt obligation or other obligation for borrowed money except in the ordinary course of the business of Whatcom, the Bank or such Whatcom Subsidiary consistent with past practices; or

               (g) Grant any increase in compensation or benefits to any of its employees or officers; pay any bonus; enter into any severance agreements with any of its officers or employees; grant any increase in fees or other increases in compensation or other benefits to any director of Whatcom, the Bank or of any Whatcom Subsidiary; or effect any change in retirement benefits for any class of its employees or officers, unless such change is required by applicable law; or

               (h) Amend any existing employment contract between it and any person (unless such amendment is required by law); enter into or amend any indemnification agreement with any person; or enter into any new employment contract with any person that Whatcom or the Bank (or its successors) does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time; or

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
               (i) Adopt any new employee benefit plan or terminate or make any material change in or to any existing employee benefit plan other than any change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax-qualified status of any such plan (except for a termination resulting from Acquiror's decision not to continue any such plan); or

               (j) Enter into any new service contracts, purchase or sale agreements or lease agreements that are material to Whatcom, the Bank or any Whatcom Subsidiary; or

               (k) Make any capital expenditure except for ordinary purchases, repairs, renewals or replacements in an amount less than $15,000 per individual expenditure and $50,000 in the aggregate; or

               (l) Other than in the ordinary course of business consistent with past practice, sell, transfer, mortgage, encumber or otherwise dispose of any of its properties, leases or assets to any person, or cancel, release or assign any indebtedness of any person, except pursuant to contracts or agreements in force at the date of this Merger Agreement; or

               (m) Other than as contemplated by this Merger Agreement, enter into, renew or terminate any material contract or agreement or make any change in any of its material leases or contracts; or

               (n) Settle any claim, action or proceeding involving any liability of Whatcom, the Bank or any Whatcom Subsidiaries for money damages in excess of $25,000 or agree in connection with any such settlement to material restrictions upon the operations of Whatcom, the Bank or any Whatcom Subsidiaries; or

               (o) Change its method of accounting in effect at December 31, 1997, except as required by changes in GAAP as concurred in by Whatcom's independent auditors or as required by regulatory accounting principles or regulatory requirements; or

               (p) Enter into any new activities or lines of business, or cease to conduct any material activities or lines of business that it conducts on the date hereof, or conduct any material business activity not consistent with past practice; or

               (q) Except in the ordinary course of business, make, renegotiate, renew, increase, extend or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing; or

               (r)  Enter into, renew or purchase any Derivatives
Contracts; or

               (s) Purchase any investment securities other than in the ordinary course of business consistent with past practices; or

               (t) Enter into any transactions other than in the ordinary course of business; or

               (u) Grant or commit to grant any new extension of credit to any officer, director or holder of 2% or more of the outstanding the Whatcom Common Stock, or to any corporation, partnership, trust or other entity controlled by any such person, if such extension of credit, together with all other credits then outstanding to the same borrower and all affiliated persons of such borrower, would exceed two percent (2%) of the capital of the Bank or amend the terms of any such credit outstanding on the date hereof; or

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
               (v) Agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or take or omit to take any other act which would make any of the representations and warranties in Article 4 of this Merger Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act.

          6.4  Conduct of Business -- Certain Actions.

               (a) Whatcom and the Bank shall not, and shall use their best efforts to ensure that their directors, officers, employees, and advisors do not, directly or indirectly, institute, solicit, or knowingly encourage (including by way of furnishing any information not legally required to be furnished) any inquiry, discussion, or proposal, or participate in any discussions or negotiations with, or, except for actions reasonably considered by the Boards of Directors of Whatcom and the Bank based upon the written advice of outside legal counsel to be required in order to fulfill its fiduciary obligations, provide any confidential or non-public information to or negotiate with, any corporation, partnership, person or other entity or group (other than to Acquiror or any Acquiror Subsidiary) concerning any "Acquisition Proposal" (as defined below). Whatcom and the Bank shall notify Acquiror and First Savings immediately if any Acquisition Proposal has been or should hereafter be received by Whatcom or the Bank, such notice to contain, at a minimum, the identity of such persons, and, subject to disclosure being consistent with the fiduciary obligations of Whatcom's and the Bank's Boards of Directors, a copy of any written inquiry, the terms of any proposal or inquiry, any information requested or discussions sought to be initiated, and the status of any reports, negotiations or expressions of interest. For purposes of this Section, "Acquisition Proposal" means any tender offer, agreement, understanding or other proposal of any nature pursuant to which any corporation, partnership, person or other entity or group, other than Acquiror, First Savings or of their respective Subsidiaries, would directly or indirectly (i) acquire or participate in a merger, share exchange, consolidation or any other business combination involving Whatcom or the Bank; (ii) acquire the right to vote ten percent (10%) or more of the outstanding Whatcom Common Stock; (iii) acquire a significant portion of the assets or earning power of the Bank; or (iv) acquire in excess of ten percent (10%) of the outstanding Whatcom Common Stock.

               (b) Whatcom and the Bank shall immediately terminate all negotiations or discussions concerning any Acquisition Proposal with parties other than Acquiror and First Savings and enforce the terms of all confidentiality agreements with such other parties.

          6.5 Accruals and Reserves. At the request of Acquiror and First Savings, Whatcom and the Bank shall establish such additional accruals and reserves as may be necessary to conform Whatcom's and the Bank's accounting and credit loss reserve practices and methods to those of Acquiror and First Savings; provided, however, that Whatcom and the Bank shall not be required to take such action prior to the receipt of all Government Approvals as contemplated by Section 7.3(b).

          6.6 Access; Information. Upon reasonable notice, Whatcom and the Bank shall afford Acquiror and First Savings and each of their officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period up to the Effective Date, to all of the properties, books, contracts, commitments and records of Whatcom, the Bank and the Whatcom Subsidiaries and, during such period, Whatcom and the Bank shall furnish promptly to Acquiror and First Savings (i) a copy of each material report, schedule and other document filed by Whatcom, the Bank and the Whatcom Subsidiaries with any Regulatory Authority and (ii) all other information concerning the business, properties and personnel of Whatcom, the Bank and the Whatcom Subsidiaries as Acquiror and First Savings may reasonably request, provided that no investigation pursuant to this Section 6.6 shall affect or be deemed to modify or waive any representation or warranty made by Whatcom and the Bank in this Merger Agreement or the conditions to the obligations of Whatcom and the Bank to consummate the transactions contemplated by this Merger Agreement.

          6.7 Affiliate Agreements. Whatcom will cause each person who is an affiliate of Whatcom for purposes of Rule 145 under the 1933 Act to execute and deliver to Acquiror and First Savings on or before the mailing of the Proxy Statement/Prospectus for the Shareholders Meeting an agreement in the form attached hereto as Exhibit D restricting the disposition of the shares of Acquiror Common Stock to be received by such person in exchange for such person's shares of Whatcom Common Stock. Schedule 6.7 hereto lists the affiliates of Whatcom as of the date hereof.

                              ARTICLE 7

                        CONDITIONS TO CLOSING

          7.1 Conditions to the Obligations of Whatcom and the Bank. Unless waived in writing by Whatcom and the Bank, the obligations of Whatcom and the Bank to consummate the transaction contemplated by this Merger Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions:

               (a) Performance. Each of the material acts and undertakings of Acquiror and First Savings to be performed at or prior to the Closing Date pursuant to this Merger Agreement shall have been duly performed;

               (b) Representations and Warranties. The representations and warranties of Acquiror and First Savings contained in Article 3 of this Merger Agreement shall be true and correct, in all material respects, on and as of the Effective Time with the same effect as though made on and as of the Effective Time;

               (c) Documents. In addition to the other deliveries of Acquiror and First Savings described elsewhere in this Merger Agreement, Whatcom and the Bank shall have received the following documents and instruments:

                    (i) a certificate signed by the Secretary or an assistant secretary of Acquiror and First Savings dated as of the Closing Date certifying that:

                         (A) Acquiror's and First Savings's Boards of Directors have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Merger Agreement (including the Plans of Merger) and authorizing the consummation of the transactions contemplated by this Merger Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                         (B) each person executing this Merger Agreement on behalf of Acquiror and First Savings is an officer of Acquiror and First Savings holding the office or offices specified therein, with full power and authority to execute this Merger Agreement and any and all other documents in connection with the Corporate Merger and the Bank Merger, and that the signature of each person set forth on such certificate is his or her genuine signature; and

                         (C) the charter documents of Acquiror and First Savings attached to such certificate remain in full force and effect.

                    (ii) a certificate signed by a duly authorized officer of Acquiror and First Savings stating that the conditions set forth in
     Section 7.1(a) and Section 7.1(b) of this Merger Agreement have been fulfilled;

               (d) Opinion of Acquiror's and First Savings's Counsel. Whatcom and the Bank shall have been furnished with an opinion of counsel to Acquiror and First Savings, dated as of the Closing Date, addressed to and in form and substance satisfactory to Whatcom and the Bank, to the effect that:

                    (i) Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in the State of Washington.

                    (ii) First Savings is a bank duly organized, validly existing and in good standing under the laws of the State of Washington.

                    (iii) The execution and delivery of the Merger Agreement by Acquiror, and the consummation by Acquiror and First Savings of the transactions provided for therein, have been duly authorized by all requisite corporate action on the part of Acquiror and First Savings.

                    (iv) The Merger Agreement has been duly executed and delivered by Acquiror and First Savings and is a valid and binding obligation of Acquiror and First Savings enforceable in accordance with its terms, except as the enforceability thereof may be limited by
     (1) bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or similar laws relating to or affecting the enforcement of creditors' rights generally and (2) general principles of equity, whether applied by a court of law or equity.

                    (v) Except for the filing of articles of merger with the Secretary of State for the State of Washington and a certificate of merger with the Secretary of State for the State of Delaware, no consent or approval under any statutory law or regulation applicable to Acquiror or First Savings, other than such consents and approvals as have been obtained, is required for Acquiror and First Savings to consummate the transactions provided for in the Merger Agreement.

                    (vi) The Registration Statement has become effective under the 1933 Act, and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the SEC or any state securities or other regulatory authority.

                    (vii) The shares of Acquiror Common Stock to be issued in exchange for shares of Whatcom Common Stock in connection with the consummation of the transactions contemplated in the Merger Agreement have been duly authorized and, when issued in accordance with the terms of the Agreement will be validly issued, fully paid and non-assessable, and conform as to legal matters in all material respects to the description of such shares contained in the Registration Statement.

Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of Acquiror and First Savings or appropriate government officials; (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to Federal Law and the laws of the States of Washington and Delaware; and (iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991); and

          7.2 Conditions to the Obligations of Acquiror and First Savings. Unless waived in writing by Acquiror and First Savings, the obligation of Acquiror and First Savings to consummate the transactions contemplated by this Merger Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

               (a) Performance. Each of the material acts and undertakings of Whatcom and the Bank to be performed at or before the Closing Date pursuant to this Merger Agreement shall have been duly performed;

               (b) Representations and Warranties. The representations and warranties of Whatcom and the Bank contained in Article 4 of this Merger Agreement shall be true and correct, in all material respects, on and as of the Closing Date with the same effect as though made on and as of the Closing Date;

               (c) Documents. In addition to the documents described elsewhere in this Merger Agreement, Acquiror and First Savings shall have received the following documents and instruments:

                    (i) a certificate signed by the Secretary or an assistant secretary of Whatcom and the Bank dated as of the Closing Date certifying that:

                         (A) Whatcom's and the Bank's Boards of Directors and shareholders have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Merger Agreement (including the Plans of Merger) and authorizing the consummation of the transactions contemplated by this Merger Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                         (B) each person executing this Merger Agreement on behalf of Whatcom and the Bank, is an officer of Whatcom or the Bank, as the case may be, holding the office or offices specified therein, with full power and authority to execute this Merger Agreement and any and all other documents in connection with the Merger, and that the signature of each person set forth on such certificate is his or her genuine signature; and

                         (C) the charter documents of Whatcom and the Bank attached to such certificate remain in full force and effect; and

                    (ii) a certificate signed by the President, Chief Executive Officer or an Executive Vice President of Whatcom and the Bank stating that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(f) this Merger Agreement have been satisfied.

               (d) Destruction of Property. Between the date of this Merger Agreement and the Closing Date, there shall have been no damage to or destruction of real property, improvements or personal property of Whatcom and the Bank which materially reduces the market value of such property, and no zoning or other order, limitation or restriction imposed against the same that might have a material adverse impact upon the operations, business or prospects of Whatcom, the Bank and the Whatcom Subsidiaries taken as a whole; provided, however, that the availability of insurance coverage shall be taken into account in determining whether there has been such a material adverse impact or material reduction in market value. In the event of such damage, destruction, order, limitation or restriction, Acquiror and First Savings may elect either (i) to close the contemplated transactions in accordance with the terms of this Merger Agreement or (ii) to terminate this Merger Agreement without penalty;

               (e) Inspections Permitted. Between the date of this Merger Agreement and the Closing Date, Whatcom and the Bank shall have afforded Acquiror and First Savings and their authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of or relating to Whatcom and the Bank. Whatcom and the Bank shall have caused all Whatcom and Bank personnel to provide reasonable assistance to Acquiror and First Savings in its investigation of matters relating to Whatcom and the Bank;

               (f) No Material Adverse Change. No material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, contingent or otherwise), prospects, operations, liquidity, income, or condition (financial or otherwise) of Whatcom and the Bank shall have occurred since the date of this Merger Agreement. In the event of such a material adverse change with respect to Whatcom and the Bank, Acquiror and First Savings may elect either (i) to close the contemplated transactions in accordance with the terms of this Merger Agreement or (ii) to terminate this Merger Agreement without penalty;

               (g) Opinion of Whatcom's and the Bank's Counsel. Acquiror and First Savings shall have been furnished with an opinion of legal counsel to Whatcom and the Bank, dated the Closing Date, addressed to and in form and substance satisfactory to Acquiror and First Savings, to the effect that:

                    (i) Whatcom is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington.

                    (ii) The Bank is a bank duly organized, validly existing and in good standing under the laws of the State of Washington.

                    (iii)  Each of the Whatcom Subsidiaries is a
     corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization.

                    (iv) The Bank is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

                    (v) The execution and delivery of the Merger Agreement by Whatcom and the Bank, and the consummation by Whatcom and the Bank of the transactions provided for therein, have been duly authorized by all requisite corporate action on the part of Whatcom and the Bank.

                    (vi) The Merger Agreement has been duly executed and delivered by Whatcom and the Bank and is a valid and binding obligation of Whatcom and the Bank enforceable in accordance with its terms, except as the enforceability thereof may be limited by (1) bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of depository institutions whose accounts are insured by the FDIC and
     (2) general principles of equity, whether applied by a court of law or equity.

                    (vii) The execution, delivery and performance of the Merger Agreement by Whatcom and the Bank did not, and the consummation of the transactions contemplated thereby by Whatcom and the Bank does not and will not (i) violate any statutory law or regulation applicable to Whatcom, the Bank or any of the Whatcom Subsidiaries or any judgment, decree or order that specifically names Whatcom or the Bank, which violation is reasonably likely, individually or in the aggregate, to have a material adverse effect on the financial condition and results of operations of Whatcom, the Bank and the Whatcom Subsidiaries, taken as a whole; (ii) constitute a breach of or default under any agreement or other arrangement that is listed on
     Schedule 4.28 to the Merger Agreement, which breach or default is reasonably likely, individually or in the aggregate, to have a material adverse effect on the financial condition or results of operations of Whatcom, the Bank and the Whatcom Subsidiaries, taken as a whole; (iii) violate the Articles of Incorporation, Charter or Bylaws of Whatcom, the Bank or any of the Whatcom Subsidiaries; or
     (iv) require any consent or approval under any such law or regulation or under any such judgment, decree or order, or the consent or approval of any other party to any such agreement or other arrangement, other than such consents and approvals as have been obtained.

                    (viii) To the best of such counsel's knowledge: (i) there is no litigation or proceeding against Whatcom, the Bank or any Whatcom Subsidiary pending before any court or governmental agency which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the financial condition or results of operations of Whatcom, the Bank and the Whatcom Subsidiaries, taken as a whole, or which alleges claims under any fair lending law or other law relating to discrimination, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act, and no such litigation or proceeding has been threatened; (ii) neither Whatcom, the Bank nor any Whatcom Subsidiary or any of its or their properties, officers, directors, or controlling persons is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Authority; and (iii) neither Whatcom, the Bank nor any Whatcom Subsidiary has been advised by any such Regulatory Authority that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission.

                    (ix) The Corporate Merger has been duly approved by the Whatcom Shareholders.

Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of Whatcom and the Bank or appropriate government officials; (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to Federal Law and the law of the State of Washington and
(iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991);

               (h) Other Business Combinations, Etc. Other than as contemplated hereunder, subsequent to the date of this Merger Agreement, neither Whatcom nor the Bank shall have entered into any agreement, letter of intent, understanding or other arrangement pursuant to which Whatcom or the Bank would merge; consolidate with; effect a business combination with; sell any substantial part of Whatcom's or the Bank's assets; acquire a significant part of the shares or assets of any other Person or entity (financial or otherwise); adopt any "poison pill" or other type of anti-takeover arrangement, any shareholder rights provision, any "golden parachute" or similar program which would have the effect of materially decreasing the value of Whatcom and the Bank or the benefits of acquiring the Whatcom Common Stock;

               (i) Maintenance of Certain Covenants, Etc. At the time of Closing (i) neither Whatcom nor the Bank shall have issued or repurchased from the date hereof any additional equity or debt securities, or any rights to purchase or repurchase such securities (therefore, there shall be not more than 713,493 shares of Whatcom Common Stock validly issued and outstanding at the Effective Time); and (ii) from December 31, 1997, there shall have been no extraordinary sale of assets.

               (j) Dissenting Shares. Whatcom Shareholders holding or controlling no more than five percent (5%) of the shares of the Whatcom Common Stock issued and outstanding immediately prior to the Effective Time shall have perfected and maintained in perfected status their dissenters' rights in accordance with the WBCA;

               (k) Accruals and Reserves. Whatcom and the Bank shall have established the accruals and reserves described in Section 6.5; and

               (l) Employment Agreements. The Employment Agreements between Acquiror, the Bank and Phillip V. Stephenson, Cliff Frydenburg, Marilyn Brink and Jim Logghe substantially in the form attached as Exhibit E shall have been duly executed and delivered by all parties to such agreements;

               (m) Receipt of Affiliate Agreements. Acquiror shall have received from each affiliate of Whatcom the agreements referred to in
Section 6.7; and

               (n) Major Shareholders and Directors. Simultaneous with the execution and delivery of this Merger Agreement, each of the Major Shareholders and directors of the Bank shall have executed and delivered to Acquiror a Voting Agreement in the form attached hereto as Exhibit C.

          7.3 Conditions to Obligations of All Parties. The obligation of each party to effect the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

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
               (a) No Pending or Threatened Claims. That no claim, action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Merger Agreement or the obtaining of material damages or other relief in connection therewith; and

               (b) Government Approvals and Acquiescence Obtained. The Parties hereto shall have received all applicable Government Approvals for the consummation of the transactions contemplated herein and all waiting periods incidental to such approvals or notices given shall have expired.

               (c) Effective Registration Statement. The Registration Statement shall have become effective and no stop order or other order suspending the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Regulatory Authority.

               (d) Tax Opinion. Acquiror and Whatcom shall have received an opinion from Breyer & Aguggia LLP to the effect that (i) the Corporate Merger constitutes a reorganization under Section 368 of the Code, and (ii) no gain or loss will be recognized by Whatcom Shareholders to the extent they receive shares of the Acquiror Common Stock in exchange for their shares of Whatcom Common Stock, and, in rendering their opinion, Breyer & Aguggia LLP may require and rely upon representations contained in certificates of officers of the Company, Whatcom and others.

               (e) Shareholder Vote. The Whatcom Shareholders shall have approved of the transactions contemplated hereby by the requisite vote.

                              ARTICLE 8

                             TERMINATION

          8.1 Termination. This Merger Agreement and the Plans of Merger may be terminated at any time prior to the Closing, as follows:

               (a)  By mutual consent in writing of the Parties;

               (b) By Acquiror and First Savings, should Whatcom, the Bank or any Whatcom Subsidiary fail to conduct its business pursuant to the covenants made in Article 6;

               (c) By Acquiror or Whatcom in the event the Closing shall not have occurred by March 31, 1999, unless the failure of the Closing to occur shall be due to the failure of the Party seeking to terminate this Merger Agreement to perform its obligations hereunder in a timely manner. If Acquiror and First Savings shall have filed any and all applications to obtain the requisite Government Approvals within sixty (60) days of the date hereof, and if the Closing shall not have occurred solely because of a delay caused by a government regulatory agency or authority in its review of the application before it, then Whatcom and the Bank shall, upon Acquiror's and First Savings's written request, extend the Closing Date until such time as all Government Approvals have been obtained and any stipulated waiting periods have expired.

               (d) By either Acquiror or Whatcom, upon written notice to the other Party, upon denial of any Governmental Approval necessary for the consummation of the Corporate Merger or the Bank Merger (or should such approval be conditioned upon a substantial deviation from the transactions contemplated); provided, however, that either Acquiror or Whatcom may, upon written notice to the other, extend the term of this Merger Agreement for only one sixty (60) day period to prosecute diligently and overturn such denial, provided that such denial has been appealed within ten (10) business days of the receipt thereof;

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
               (e)  By Acquiror in the event the conditions set forth in
Section 7.2 or Section 7.3 are not satisfied in all material respects as of the Closing Date, or by Whatcom if the conditions set forth in Section 7.1 or Section 7.3 are not satisfied in all material respects as of the Closing Date, and such failure has not been waived prior to the Closing;

               (f) By Acquiror or Whatcom in the event that there shall have been a material breach of any obligation of the other Party hereunder and such breach shall not have been remedied within thirty (30) days after receipt by the breaching Party of written notice from the other Party specifying the nature of such breach and requesting that it be remedied;

               (g) By Acquiror should Whatcom, the Bank or any Whatcom Subsidiary enter into any letter of intent or agreement with a view to being acquired by or effecting a business combination with any other Person; or any agreement to merge, to consolidate, to combine or to sell a material portion of its assets or to be acquired in any other manner by any other Person or to acquire a material amount of assets or a material equity position in any other Person, whether financial or otherwise; or

               (h) By Acquiror should Whatcom, the Bank or any Whatcom Subsidiary enter into any formal agreement, letter of understanding, supervisory agreement, cease and desist order, consent agreement, memorandum or other similar arrangement with any bank regulatory agency.

               (i) By Acquiror in the event that (i) any situation, event, circumstance or other matter shall come to the attention of Acquiror during the course of the Acquiror Due Diligence Review which Acquiror shall, in a good faith exercise of its reasonable discretion, believe (A) to be inconsistent in any material respect with any of the representations and warranties of Whatcom and the Bank, (B) to be of such significance as to have a material adverse effect on the financial condition, prospects, results of operations or business of Whatcom and the Bank, or (C) is a material deviation from the Whatcom Financial Statements, and (ii) Acquiror notifies Whatcom and the Bank of such matters within five (5) business days after the end of the Acquiror Due Diligence Review Period and such matters are not capable of being cured or have not been cured within thirty (30) days after written notice thereof to Whatcom and the Bank. For purposes of this Section, (i) "Acquiror Due Diligence Review" shall mean a review by Acquiror of Whatcom's and the Bank's operations, business affairs, prospects and financial condition, including without limitation, those matters which are the subject of the representations and warranties of Whatcom and the Bank and (ii) "Acquiror Due Diligence Review Period" shall mean a fifteen (15) day period beginning on the date of this Merger Agreement. Notwithstanding anything in this Section contained or implied to the contrary, the Acquiror Due Diligence Review shall not limit, restrict or preclude Acquiror, at any time or from time to time, from conducting such reviews or from exercising any rights available to it hereunder as a result of the existence or occurrence prior to the Acquiror Due Diligence Review Period of any event or condition which was not detected in the Acquiror Due Diligence Review by Acquiror and which constitutes a breach of any representation or warranty of Whatcom and the Bank under this Merger Agreement.

If a Party should elect to terminate this Merger Agreement pursuant to subsections (b), (c), (d), (e), (f), (g), (h), or (i) of this Section 8.1, it shall give notice to the other Party, in writing, of its election in the manner prescribed in Section 9.1 ("Notices") of this Merger Agreement.

          8.2 Effect of Termination. In the event that this Merger Agreement should be terminated pursuant to Section 8.1 hereof, all further obligations of the Parties under this Merger Agreement shall terminate without further liability of any Party to another; provided, however, that a termination under Section 8.1 hereof shall not relieve any Party of any liability for a breach of this Merger Agreement or for any misstatement or misrepresentation made hereunder prior to such termination, or be deemed to constitute a waiver of any available remedy for any such breach, misstatement or misrepresentation.

          8.3 Termination Fee. The parties hereby acknowledge that, in negotiating and executing this Merger Agreement and in taking the steps necessary or appropriate to effect the transaction contemplated hereby, Acquiror and First Savings have incurred and will incur direct and indirect monetary and other costs (including without limitation attorneys' fees and costs of Acquiror's and First Savings's employee and management time) and will forego discussions with respect to other potential acquisitions.

               (a) To compensate Acquiror and First Savings for such costs and to induce it to forego initiating discussions regarding other acquisitions, if (i) this Merger Agreement terminates because Whatcom and the Bank do not use their best efforts to consummate the transactions contemplated by this Merger Agreement in accordance with the terms of this Merger Agreement (unless a condition set forth in Section 7.1 is not satisfied and such nonsatisfaction has not been the result of the failure of Whatcom and the Bank to use their best efforts to consummate this Merger Agreement in accordance to the terms of this Merger Agreement); (ii) Whatcom terminates this Merger Agreement for any reason other than the grounds for termination set out in Sections 8.1(a), 8.1(c), 8.1(d), 8.1(e) or 8.1(f) or (iii) the Whatcom Shareholders do not approve the Corporate Merger, then Whatcom and the Bank shall be obligated to pay Acquiror on demand (and in no event more than three days after such demand) in immediately available funds Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00). It is further understood and agreed that the fee payable under this Section shall be due and owing even though the event or condition which caused the fee to be payable was the result (in part or in whole) of the directors of Whatcom and the Bank complying with their fiduciary duties.

               (b) To compensate Whatcom for such costs and to induce it to forego initiating discussions regarding other acquisitions, if (i) this Merger Agreement terminates because Acquiror does not use its best efforts to consummate the transactions contemplated by this Merger Agreement in accordance with the terms of this Merger Agreement (unless a condition set forth in Section 7.2 is not satisfied and such nonsatisfaction has not been the result of the failure of Acquiror to use its best efforts to consummate this Merger Agreement in accordance to the terms of this Agreement); or
(ii) Acquiror terminates this Merger Agreement for any reason other than the grounds for termination set out in Sections 8.1, then Acquiror shall be obligated to pay Whatcom on demand (and in no event more than three days after such demand) in immediately available funds Two Hundred Fifty Thousands and No/100 Dollars ($250,000.00).

          8.4 Acquiror Fee. Whatcom and the Bank hereby agree to pay Acquiror and First Savings on demand (and in no event more than three days after such demand) in immediately available funds $625,000 (the "Acquiror Fee") if within 18 months after the date hereof the Corporate Merger has not been completed and there occurs any of the events set forth in subparagraphs (a), (b) or (c) below.

          (a) Any person other than Acquiror or First Savings or an affiliate of Acquiror or First Savings acquires beneficial ownership of 25% or more of the then- outstanding Whatcom Common Stock;

          (b) Whatcom or the Bank, without having received Acquiror's and First Savings's prior written consent, enters into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this section having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the 1934 Act and the rules and regulations thereunder) other than Acquiror and First Savings or any of their respective Subsidiaries, or Whatcom's Board of Directors recommends that the Whatcom Shareholders approve or accept any Acquisition Transaction with any person other than Acquiror and First Savings or any of their respective Subsidiaries. For purposes of this section, "Acquisition Transaction" shall mean (a) a merger or consolidation, or any similar transaction, involving Whatcom or the Bank, (b) a purchase, lease or other acquisition of all or substantially all of the assets of Whatcom or the Bank, or (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Whatcom or the Bank; or

          (c) A bona fide proposal is made by a third party to Whatcom or the Bank to engage in an Acquisition Transaction and after such proposal is made any of the following events occurs: Whatcom or the Bank willfully breaches this Merger Agreement and such breach entitles Acquiror and First Savings to terminate this Merger

Agreement; the Whatcom Shareholders do not approve this Merger Agreement at the Shareholders Meeting; the Shareholders Meeting is not held or is canceled prior to termination of this Merger Agreement for reasons other than the fault of Acquiror and First Savings; or Whatcom's Board of Directors modifies in a manner adverse to Acquiror and First Savings its recommendation with respect to this Merger Agreement.

          Notwithstanding the foregoing, Whatcom and the Bank shall not be obligated to pay to Acquiror and First Savings the Acquiror Fee if, prior to the occurrence of any of the events specified in 8.4(a), (b), or (c), either (i) Acquiror terminates the Merger Agreement in accordance with the terms hereof other than pursuant to Section 8.1(f) hereof as a result of a willful breach of any obligation of Whatcom or the Bank hereunder or (ii) Whatcom validly terminates this Merger Agreement pursuant to Section 8.1(a) or 8.1(f) (but only in the event that Acquiror or First Savings materially breaches a representation, warranty or covenant contained herein and, as a result thereof, Whatcom exercises its right to terminate this Merger Agreement under Section 8.1(f) at a time when Acquiror and First Savings were not entitled to terminate this Merger Agreement under Section 8.1(c), 8.1(f)) or Section 8.1(d)). The parties further agree that this Section
8.4 is without prejudice to any other rights that the parties hereto may have for any failure to perform this Merger Agreement.

                              ARTICLE 9

                          GENERAL PROVISIONS

          9.1 Notices. Any notice, request, demand and other communication which either Party hereto may desire or may be required hereunder to give shall be in writing and shall be deemed to be duly given if delivered personally or mailed by certified or registered mail (postage prepaid, return receipt requested), air courier or facsimile transmission, addressed or transmitted to such other Party as follows:

If to Whatcom and the Bank:  Whatcom State Bancorp, Inc.
                             Whatcom State Bank
                             1600 Cornwall Avenue
                             Bellingham, Washington 98225
                             Fax:  (360) 738-8095
                             Attn:  Phil Stephenson, President and
                             Chief Executive Officer

With a copy to:              Keller Rohrback
                             1201 Third Avenue
                             Suite 3200
                             Seattle, Washington 98101
                             Fax:  (206) 623-3384
                             Attn:  Glen P. Garrison, Esq.

If to Acquiror and           First Savings Bank of Washington Bancorp, Inc.
First Savings:               10 South First Avenue
                             Walla Walla, Washington
                             Fax:  (509) 527-3633
                             Attn:  Gary Sirmon, President and
                             Chief Executive Officer

With a copy to:              Breyer & Aguggia LLP
                             1300 I Street, N.W.
                             Suite 470 East
                             Washington, D.C. 20005
                             Fax:  (202) 737-7979
                             Attn:  John F. Breyer, Jr., Esq.

or to such other address as any Party hereto may hereafter designate to the other Parties in writing. Notice shall be deemed to have been given on the date reflected in the proof or evidence of delivery, or if none, on the date actually received.

          9.2 Assignability and Parties in Interest. This Merger Agreement shall not be assignable by any of the Parties hereto; provided, however, that Acquiror and First Savings may assign, set over and transfer all, or any part of their rights and obligations under this Merger Agreement to any one or more of their present or future Affiliates. This Merger Agreement shall inure to the benefit of, and be binding only upon the Parties hereto and their respective successors and permitted assigns and no other Persons.

          9.3 Governing Law. This Merger Agreement shall be governed by, and construed and enforced in accordance with, the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of Washington, unless and to the extent that federal law controls. Any dispute arising between the Parties in connection with the transactions which are the subject of this Merger Agreement shall be heard in a court of competent jurisdiction located in Walla Walla County, Washington.

          9.4 Counterparts. This Merger Agreement may be executed simultaneously in one or more counterparts (any of which may be facsimile copies), each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

          9.5 Best Efforts. Whatcom, the Bank, Acquiror and First Savings each agrees to use its best efforts to complete the transactions contemplated by this Merger Agreement; provided, however, that the use of best efforts by Acquiror and First Savings shall not obligate Acquiror and First Savings to obtain or to provide Whatcom additional capital in an amount, to divest any Subsidiary or branch, or to meet any other condition which may be imposed by any Regulatory Authority as a condition to approval which Acquiror and First Savings shall deem, in good faith, to be unreasonable in the circumstances.

          9.6 Publicity. The Parties agree that press releases and other public announcements to be made by any of them with respect to the transactions contemplated hereby shall be subject to mutual agreement.

          9.7 Entire Agreement. This Merger Agreement, together with the Plans of Merger which are attached as Exhibit A and Exhibit B hereto, the Schedules, Exhibits and certificates required to be delivered hereunder and any amendments or addenda hereafter executed and delivered in accordance with Section 9.9 hereof constitute the entire agreement of the Parties hereto pertaining to the transaction contemplated hereby and supersede all prior written and oral (and all contemporaneous oral) agreements and understandings of the Parties hereto concerning the subject matter hereof. The schedules, annexes, exhibits and certificates attached hereto or furnished pursuant to this Merger Agreement are hereby incorporated as integral parts of this Merger Agreement. Except as provided herein, by specific language and not by mere implication, this Merger Agreement is not intended to confer upon any other person not a Party to this Merger Agreement any rights or remedies hereunder.

          9.8 Severability. If any portion or provision of this Merger Agreement should be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, such portion or provision shall be ineffective as to that jurisdiction to the extent of such invalidity, illegality or unenforceability, without affecting in any way the validity or enforceability of the remaining portions or provisions hereof in such jurisdiction or rendering that or any other portions or provisions of this Merger Agreement invalid, illegal or unenforceable in any other jurisdiction.

          9.9 Modifications, Amendments and Waivers. At any time prior to the Closing or termination of this Merger Agreement, the Parties may, solely by written agreement executed by their duly authorized officers:

               (a) extend the time for the performance of any of the obligations or other acts of the other Party hereto;

               (b) waive any inaccuracies in the representations and warranties made by the other Party contained in this Merger Agreement or in the Schedules or Exhibits hereto or any other document delivered pursuant to this Merger Agreement;

               (c) waive compliance with any of the covenants or agreements of the other Party contained in this Merger Agreement; and

               (d) amend or add to any provision of this Merger Agreement or the Plans of Merger; provided, however, that no provision of this Merger Agreement may be amended or added to except by an agreement in writing signed by the Parties hereto or their respective successors in interest and expressly stating that it is an amendment to this Merger Agreement.

          9.10 Interpretation. The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

          9.11 Payment of Expenses. Except as set forth herein, Acquiror, First Savings and Whatcom and the Bank shall each pay its own fees and expenses (including, without limitation, legal fees and expenses) incurred by it in connection with the transactions contemplated hereunder.

          9.12 Equitable Remedies. The Parties hereto agree that, in the event of a breach of this Merger Agreement by Whatcom and the Bank, Acquiror and First Savings will be without an adequate remedy at law by reason of the unique nature of Whatcom and the Bank. In recognition thereof, in addition to (and not in lieu of) any remedies at law which may be available to Acquiror, Acquiror shall be entitled, at its sole discretion, either (i) to obtain equitable relief, including the remedies of specific performance and injunction, in the event of a breach of this Merger Agreement by Whatcom or the Bank or (ii) if applicable, to receive the payment described in Section 8.3 hereof. Whatcom and the Bank covenant that they shall not contend in any such proceeding that Acquiror and First Savings are not entitled to a decree of specific performance by reason of having an adequate remedy at law. Notwithstanding the foregoing, if Whatcom and the Bank accept an Acquisition Proposal from a third party and Acquiror and First Savings receive an opinion of counsel from Whatcom and the Bank that the failure of the Boards of Directors of Whatcom and the Bank to accept such Acquisition Proposal would constitute a breach of such directors' fiduciary duty to the shareholders of Whatcom, Acquiror and First Savings shall not be entitled to the equitable remedy of specific performance. No attempt on the part of Acquiror and First Savings to obtain such equitable relief shall be deemed to constitute an election of remedies by Acquiror which would preclude Acquiror from obtaining any remedies at law to which they would otherwise be entitled.

          9.13 Attorneys' Fees. If any Party hereto shall bring an action at law or in equity to enforce its rights under this Merger Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing Party in such action shall be entitled to recover from the other Party its reasonable costs and expenses necessarily incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

          9.14 No Waiver. No failure, delay or omission of or by any Party in exercising any right, power or remedy upon any breach or default of any other Party shall impair any such rights, powers or remedies of the Party not in breach or default, nor shall it be construed to be a waiver of any such right, power or remedy, or an acquiescence in any similar breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any provisions of this Merger Agreement must be in writing and must be executed by the Parties to this Merger Agreement and shall be effective only to the extent specifically set forth in such writing.

          9.15 Remedies Cumulative. All remedies provided in this Merger Agreement, by law, equity or otherwise, shall be cumulative and not alternative.

          9.16 Non-Survival of Representations and Warranties. No representations and warranties made by the Parties hereto or in any instrument or document furnished in connection herewith shall survive the Closing. This Section 9.16 shall not apply to covenants and agreements which by their terms are intended to be performed after the Closing or the termination of this Merger Agreement. Nothing in this Section 9.16 shall limit Whatcom's and the Bank's or Acquiror's and First Saving's rights or remedies for misrepresentations, breaches of this Merger Agreement or any other improper action or inaction by the other Party hereto prior to its termination.

     IN WITNESS WHEREOF, each of the Parties hereto has duly executed and delivered this Merger Agreement or has caused this Merger Agreement to be executed and delivered in its name and on its behalf by its representative thereunto duly authorized, all as of the date first written above.

                              WHATCOM STATE BANCORP, INC.

                              By:  /s/ Phil Stephenson
                                   Phil Stephenson
                              Its: President and Chief Executive Officer
ATTEST:

/s/ Marilyn Brink
Secretary
                              WHATCOM STATE BANK

                              By:  /s/ Phil Stephenson
                                   Phil Stephenson
                              Its:  President and Chief Executive Officer
ATTEST:

/s/ Marilyn Brink
Secretary
                              FIRST SAVINGS BANK OF WASHINGTON
                              BANCORP, INC.

                              By:  /s/ Gary Sirmon
                                   Gary Sirmon
                              Its: President and Chief Executive Officer
ATTEST:

 /s/ D. Allan Roth
D. Allan Roth, Secretary
                              FIRST SAVINGS BANK OF WASHINGTON
                              By:  /s/ Gary Sirmon
                                   Gary Sirmon
                              Its: President and Chief Executive Officer
ATTEST:

 /s/ D. Allan Roth
D. Allan Roth, Secretary

                              Exhibit 99

Len Cereghino & Co.                      CLIENT:    FIRST SAVINGS BANK
CORPORATE INVESTOR RELATIONS             CONTACTS:  FWWB - Gary Sirmon, CEO
2605 Western Avenue, Seattle, WA  98121             (509) 527-3636
(206) 448-1996                                      WSB - Phil Stephenson
                                                    (360) 384-3300

NEWS RELEASE


          FIRST SAVINGS BANK OF WASHINGTON BANCORP, INC. SIGNS

       DEFINITIVE AGREEMENT TO ACQUIRE WHATCOM STATE BANCORP, INC.

      Walla Walla, WA - June 15, 1998 -- First Savings Bank of Washington Bancorp, Inc. (Nasdaq: FWWB) today announced it has signed a definitive agreement to acquire Whatcom State Bancorp, Inc., in an all stock offer valued at approximately $12.5 million, including the assumption of outstanding Whatcom State Bancorp stock options. Whatcom State Bancorp, Inc., the holding company for Whatcom State Bank in Bellingham, Washington, is not a publicly traded institution. This valuation represents 2.10 times book value and 19.6 times earnings for the twelve months ended March 31, 1998 for Whatcom State Bancorp, Inc. This will be the third commercial bank acquisition for FWWB in the past two years.
     According to the terms of the definitive agreement, First Savings Bank of Washington Bancorp will exchange 0.697 shares of its common stock for each Whatcom State Bancorp share. The acquisition, which has been approved by the Board of Directors of each company, is subject to, among other contingencies, approval by regulators and Whatcom State Bancorp shareholders. The transaction is expected to close by the end of the year.
     Founded in 1980, Whatcom State Bank is a commercial community bank with approximately $89.4 million in assets, $76.5 million in deposits, $67.6 million in loans and $5.9 million in shareholders' equity at March 31, 1998. Whatcom State Bank operates five full service branches serving the communities of Bellingham, Ferndale, Lynden, Blaine and Point Roberts. It also operates the Mt. Baker Home Loan Center in Oak Harbor. The Bank has focused its lending operations on small business and consumer loans within Whatcom County, although it has recently expanded its real estate lending activities to include areas of Island County serviced by the Mt. Baker Home Loan Center.
     "This acquisition broadens our franchise into the state's northwest corner and opens another strong market in the growing economies along the I-5 corridor in western Washington," said Gary Sirmon, president and CEO of FWWB. "The Bank's experienced management team shares our dedication to delivering premium financial services to customers. Whatcom State Bank is poised for excellent growth fueled by a strong retail sector, continued growth in commerce with Canadian businesses and shoppers, and the rich agricultural and natural resources of the area. Whatcom State Bank will become part of First Savings Bank of Washington but will retain its name and maintain its strong local identity."

                                  (more)

     "We are very pleased to be joining the First Savings Bank team, which brings financial strength, additional management experience and new technological capabilities to our organization," stated Phil Stephenson, president and CEO of Whatcom State Bank. "The acquisition provides us with a source of capital to fund higher lending limits, increase lending relationships with existing customers and the potential to establish relationships with new borrowers. In addition, it will provide our customers with a broader array of technological advances, including online banking and an expanded ATM network, complementing our current automated phone service and debit and credit card services. We anticipate a very smooth transition for customers and employees, because both banks share core values of customer service and run similar operations in many respects, including using the same data processing system.
     "With the merger, we anticipate business as usual -- same name -- same management -- same local decision making authority, but with additional resources. We are looking forward to providing our customers with FWWB's additional capabilities -- especially in being able to expand our commercial and real estate lending," Stephenson added.
     This is the third commercial bank acquisition for FWWB since its inception in 1995. Expanding commercial lending, which includes business, commercial real estate, construction, and agricultural loans, is the primary direction for all units of FWWB, including First Savings Bank. To reflect its emphasis on commercial banking, FWWB will ask its shareholders at July's annual meeting to change the company's name to First Washington Bancorp. First Savings Bank of Washington Bancorp acquired Inland Empire Bank in Hermiston, Oregon in August 1996 and Towne Bank in Woodinville, Washington during April 1998. Following the completion of this transaction, FWWB's institutions will have a total of 31 branch offices and six loan offices operating in 15 counties in Washington and Oregon.
     "Using growth assumptions in line with Whatcom State Bank's historical trends, and making moderate provision for operating cost savings, we expect this acquisition to immediately add to net income and to cause only minor dilution to earnings per share in fiscal year 1999," said Allan Roth, CFO of First Savings Bank. "The acquisition will be treated as a purchase transaction on our financial statements."
     FWWB generated a 1.21% return on average assets and a return on average equity of 8.70% for the fiscal year ended March 31, 1998, with a 9.31% return on average equity for the fourth quarter of fiscal 1998. The Bancorp had total assets of $1.15 billion, shareholders' equity of $150.2 million and book value of $16.26 per share at the end of its fiscal year. Total assets and shareholders' equity at that date did not reflect the subsequent action of Towne Bank, which closed on April 1, 1998.
     First Savings Bank of Washington, Inland Empire Bank, and Towne Bank are community-oriented institutions which operate a combined total of 25 branch offices and 5 loan offices in Washington and Oregon. First Savings Bank's lending business has been primarily residential mortgage loans for the purchase of homes and for home construction, although it is becoming increasingly involved in non-mortgage commercial and agricultural lending. Inland Empire Bank specializes in agricultural, commercial and consumer lending, and has recently established a construction lending operation. Towne Bank's primary focus is as a premier community business bank.